                                                                  EXHIBIT (a)(3)


                        THE FIRST COMMONWEALTH FUND, INC.

                  Articles Supplementary creating one series of
                        Auction Market Preferred Stock*

       The First Commonwealth Fund, Inc., a Maryland corporation having its principal Maryland office in the City of Baltimore in the State of Maryland (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

       FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article V(b) of its Charter, the Board of Directors has authorized the issuance of one series of up to 1,500 shares of its authorized preferred stock, par value $.001 per share, liquidation preference $50,000 per share, plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, designated Auction Market Preferred Stock, Series W-7.

       SECOND: Pursuant to section 2-411 of the Maryland General Corporation law and authority granted by Article IV.1 of the Corporation's By-Laws, the Board of Directors of the Corporation has appointed a pricing committee (the "Pricing Committee") and has authorized such Pricing Committee to fix, consistent with, and subject to, the authorization referred to in Article FIRST of these Articles Supplementary, the terms of the shares of Auction Market Preferred Stock, Series W-7.

       THIRD: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of such series of preferred stock are as follows:

                                   DESIGNATION

       SERIES W-7: A series of 600 shares of preferred stock, par value $.001 per share, liquidation preference $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock, Series W-7." Each share of Auction Market Preferred Stock, Series W-7 (sometimes referred to herein as "the AMPS"), shall be issued on July 30, 1992; have an Initial Dividend Rate equal to 3.50% per annum; have an Initial Dividend Payment Date of August 6, 1992; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption, and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Articles of Incorporation applicable to preferred stock of the Corporation, as are set forth in these Articles Supplementary. The Auction Market Preferred Stock, Series W-7 shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series W-7 shall be identical.

--------
*      Registered Trademark of Merrill Lynch & Co., Inc.

       1. Definitions.

              (a) Unless the context or use indicates another or different meaning or intent, in these Articles Supplementary the following terms have the following meanings, whether used in the singular or plural:

              "'AA' Composite Commercial Paper Rate," on any date of determination, means (i) the Interest Equivalent of the rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or "Aa" by Moody's or the equivalent of such rating by another nationally recognized rating agency, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of the rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successors that are Commercial Paper Dealers, to the Auction Agent for the close of business on the Business Day immediately preceding such date. If one of the Commercial Paper Dealers does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate will be determined on the basis of the quotation or quotations furnished by any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by the Commercial Paper Dealer. If the number of Dividend Period Days shall be (i) 7 or more but fewer than 49 days, such rate shall be the Interest Equivalent on the 30-day rate on such commercial paper;
(ii) 49 or more but fewer than 70 days, such rate shall be the Interest Equivalent of the 60-day rate on such commercial paper; (iii) 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the Interest Equivalent on the 60-day and 90-day rates on such commercial paper;
(iv) 85 or more days but fewer than 99 days, such rate shall be the Interest Equivalent of the 90-day rate on such commercial paper; (v) 99 or more days but fewer then 120 days, such rate shall be the arithmetic average of the Interest Equivalent of the 90-day and 120-day rates on such commercial paper; (vi) 120 or more days but fewer than 141 days, such rate shall be the Interest Equivalent of the 120-day rate on such commercial paper; (vii) 141 or more days but fewer than 162 days, such rate shall be the arithmetic average of the Interest Equivalent of the 120-day and 180-day rates on such commercial paper; and (viii) 162 or more days but fewer than 183 days, such rate shall be the Interest Equivalent of the 180-day rate on such commercial paper.

              "Accountant's Confirmation" has the meaning set forth in paragraph 7(c) hereof.

              "Administrator" shall mean Princeton Administrators, Inc. or any successor administrator to the corporation who acts in such capacity.

              "Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of, or under common control with, the Corporation.

              "Agent Member" means a member of the Securities Depository that will act on behalf of an Existing Holder of one or more shares of AMPS or a Potential Holder that is identified as such in such holder's Purchaser's Letter.

              "AMPS" means the Auction Market Preferred Stock, Series W-7 of the Corporation and any other series of AMPS which may be issued.

              "AMPS Basic Maintenance Amount," as of any Valuation Date, means the dollar amount equal to the sum of (A) the product of the number of shares of AMPS outstanding on such Valuation Date multiplied by the sum of (a) $50,000 and
(b) any applicable redemption premium attributable to the designation of a Premium Call Period; (B) the aggregate amount of cash dividends (whether or not earned or declared) that will have accumulated for each share of AMPS Outstanding, in each case, to (but not including) the end of the current Dividend Period that follows such Valuation Date; (C) the aggregate amount of cash dividends that would accumulate at the then current Maximum Applicable Rate on any shares of AMPS Outstanding from the end of such Dividend Period through the 48th day after such Valuation Date, multiplied by the larger of the potential dividend rate increase factors (currently 304%) determined from time to time by Moody's and S&P (except that if such Valuation Date occurs during a Non-Payment Period, the cash dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate); (D) the amount of anticipated expenses of the Corporation for the 90 days subsequent to such Valuation Date; and (E) the greater of $200,000 or the Corporation's current liabilities as of such Valuation Date not otherwise reflected in any of (A) through (D) above.

              "AMPS Basic Maintenance Cure Date," with respect to the failure by the Corporation to satisfy either the Moody's Test or the S&P Test (as required by paragraph 7(a) of these Articles Supplementary) as of a given Valuation Date, means the fifth Business Day following such Valuation Date.

              "AMPS Basic Maintenance Report" means a report executed by the Corporation and delivered to the Auction Agent and the Rating Agencies with respect to the valuation (in U.S. dollars) of the Eligible Portfolio Property, as described in paragraph 7 hereof; provided, that all or any portion of any such report may be prepared by the custodian for the Eligible Portfolio Property, EquitiLink Australia Limited, Princeton Administrators, Inc., and/or EquitiLink International Management Limited.

              "ANNIE MAEs" are securities issued against mortgage pools by Australian National Mortgage Pool Agency Ltd., an affiliate of Security Pacific National Bank.

              "Applicable Percentage" has the meaning set forth in paragraph 13
(a) (vii) hereof which rate after the Initial Dividend Period, shall be determined by the Auction Agent in accordance with paragraph 13 hereof.

              "Applicable Rate" means the rate per annum at which cash dividends are payable on the AMPS for any Dividend Period, which rate, after the Initial Dividend Period, shall be determined by the Auction Agent in accordance with paragraph 13(d) hereof.

              "Auction" means a periodic operation of the Auction Procedures.

              "Auction Agent" means Manufacturers Hanover Trust Company unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Directors of the Corporation or a duly authorized committee thereof enters into an agreement with the Corporation to follow Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the AMPS.

              "Auction Procedures" means the procedures for conducting Auctions set forth in paragraph 13 hereof.

              "Australian Bank Bills" means bills of exchange (as defined is the Bills of Exchange Act of the Commonwealth of Australia) issued, accepted or endorsed by Australian banks with (x) in the case of S&P (i) a rating from S&P at least as high as S&P's then-current rating for the AMPS or (ii) in the case of any Bank Bill with a remaining term to maturity from the date of determination of 365 days or less, a rating from S&P at least as high as S&P's short-term rating comparable to its then-current rating for the AMPS and (y) in the case of Moody's (i) a long-term foreign currency debt rating from Moody's of at least Aa3 or (ii) in the case of any Bank Bill with a remaining term to maturity from the date of determination of 180 days or less, a rating from Moody's of Prime-1 or (iii) any other rating as Moody's shall approve in writing.

              "Australian Convertible Eurobonds" means bonds which are denominated in Australian Currency issued by the New South Wales Treasury Corporation or the Queensland Treasury Corporation which, confer respectively, upon the holder an option to exchange such bonds for a like principle amount of New South Wales Treasury Inscribed stock or Queensland Treasury Corporation Inscribed Stock of identical maturity and coupon.

              "Australian Corporate Bonds" means debt obligations of Australian corporations (other than Australian Government Securities, Australian Semi-Government Securities, Australian Bank Bills, Australian Eurobonds and Australian Short-Term Securities) provided, that such debt obligations shall not be deemed to be S&P Eligible Portfolio Property unless they have the following characteristics: (a) the principal amount outstanding on the date of determination is at least equal to A$50 million, (b) the security is publicly traded, (c) the security is non-callable, or, if the security is callable, the basis for pricing is to the call date, (d) the security in rated at least AA- by S&P, (e) the security has a tender panel, (f) the maturity date of the security is not later than the 10th anniversary of the Valuation Date of such Security and (g) the security is issued by one of the following issuers:

                     (i) Issuers with a public long-term S&P rating or whose parent has a public long-term rating and there is an explicit guarantee backing the subsidiary's debt service payments ("Guaranteed Australian Corporate Bonds"). These issuers currently include:

                     FANMAC Premier Trust Co. No. 1-22 and any subsequent issues rated by S&P - Australian
                     Ratings
                     Ford Credit Australia
                     National Australia Bank
                     State Bank of Victoria
                     Custom Credit Corporation Ltd.

                     (ii) Issuers, which shall be designated in writing from time to time by S&P, without a public long-term S&P rating but whose parent has a long term S&P rating but has not explicitly guaranteed the subsidiary's debt service Payments ("Non-Guaranteed Corporate Bonds").

              In addition, for purposes of the S&P Test, (a) not more than 10% of the aggregate Discounted Value of the S&P Eligible Portfolio Property of the Corporation can consist of Australian Corporate Bonds issued by a single issuer,
(b) not more than 50% (if the issue is rated AAA by S&P) or 33.3% (if the issue is rated AA or A by S&P) or 20% (if the issue is rated BBB by S&P) of the aggregate Discounted Value of the S&P Eligible Portfolio Property of the Corporation can consist of Australian Corporate Bonds from issues representing a single industry, (c) not more than 5% of the then-outstanding principal amount of any one issue can be included in S&P Eligible Portfolio Property and (d) not more than 20% of the outstanding aggregate principal amount of the Australian Corporate Bonds held by the Corporation and included in S&P Eligible Portfolio Property shall be comprised of securities with a then outstanding issue size of less than A$100 million.

              "Australian Currency" means such coin or currency of Australia as at the time shall be legal tender for payment of public and private debts.

              "Australian Eurobonds" means debt securities which are denominated in Australian Currency, and which have the following characteristics: (a) the principal amount outstanding on the date of determination is at least equal to A$50 million, (b) the security is publicly traded, (c) the security is non-callable, or, if the security is callable, the basis for pricing is to the call date, (d) the security is rated at least AA- by S&P, (e) the maturity date of the security is not later than the 10th anniversary of the Valuation Date of such security and (f) the security is issued by one of the following issuers:

                     (i) issuers with a public long-term S&P rating or whose parent has a public long-term S&P rating and there is an explicit guarantee backing the subsidiary's debt service payments ("Guaranteed Australian Eurobonds"). These issuers currently include:

                     Australian Telecom
                     Finnish Export Credit Corp.
                     National Australia Bank
                     State Bank of New South Wales
                     State Electricity of Victoria
                     Swedish Export Credit Corp.

                     (ii) Issuers, which shall be designated in writing from time to time by S&P, without a public long-term S&P rating but whose parent has a long-term S&P rating but has not explicitly guaranteed the subsidiary's debt service payments ("Non-Guaranteed Australian Eurobonds").

              In addition, for purposes of the S&P Test, (a) not more than 10% of the aggregate Discounted Value of the S&P Eligible Portfolio Property of the Corporation can consist of

Eurobonds from a single issuer, (b) not more than 50% (if the issue is rated AAA by S&P) or 33.3% (if the issue is rated AA or A by S&P) or 20% (if the issue is rated BBB by S&P) of the aggregate Discounted Value of the S&P Eligible Portfolio Property of the Corporation can consist of Eurobonds from issues representing a single industry, (c) not more than 5% of the then outstanding principal amount of any one issue can be included is S&P Eligible Portfolio Property and (d) not more than 20% of the outstanding aggregate principal amount of the Eurobonds held by the Corporation and included in S&P Eligible Portfolio Property shall be comprised of securities with an outstanding issue size of less than A$50 million.

              "Australian Government Securities" means, in the case of S&P, all publicly traded securities issued and guaranteed by the Government of the Commonwealth of Australia with fixed maturities (i.e. no perpetuals) and in the case of Moody's, any publicly traded security which is (i) either issued by the Government of the Commonwealth of Australia and is rated Aaa by Moody's or is guaranteed by the Government of the Commonwealth of Australia or any semi-sovereign Australian entity whose domestic currency long-term debt is rated Aaa by Moody's (ii) is denominated and payable in Australian currency or is convertible into a security constituting Eligible Portfolio Property by Moody's and (iii) is not a variable rate, indexed-linked, zero coupon or stripped security.

              "Australian Ratings" means Australian Ratings Pty Ltd or its successors.

              "Australian Securities" means ANNIE MAEs, Australian Corporate Bonds, Australian Government Securities, Australian Semi-Government Securities, Australian Short-term Securities, Australian Bank Bills, Australian Eurobonds, MMSs, MTCs and NMMC Securities.

              "Australian Semi-Government Securities" means publicly traded semi-government securities with a fixed maturity (i.e. no perpetuals) issued by the following entities and which, except as indicated, are explicitly guaranteed by the Commonwealth of Australia or the respective Australian state:

              1. Electricity Trust of South Australia, a body established under the Electricity Trust of South Australia Act 1946 (South Australia).

              2. Gas & Fuel Corporation of Victoria, a corporation established under the Gas and Fuel Corporation Act 1950 (Victoria).

              3. Melbourne & Metropolitan Board of Works, a board constituted under section 4 of the Melbourne & Metropolitan Board of Works Act 1958 (Victoria).

              4. New South Wales Treasury Corporation, a corporation constituted under section 4 of the Treasury Corporation Act 1983 (New South Wales), including its Australian Convertible Eurobond issues, in the case of S&P.

              5. A Territory authority being an authority within the meaning of that term under section 43 of the Northern Territory (Self Government) Act (Commonwealth) provided that the specific issue is guaranteed by the Treasurer of the Commonwealth of Australia.

              6. The State Electricity Commission of Qld a commission constituted under the Electricity Act 1976 (Qld).

              7. Queensland Treasury Corporation, a corporation established under the Treasury Corporation Act 1988 (Qld), including its Australian Convertible Eurobond issues, in the case of S&P.

              8. South Australian Government Financing Authority, an authority established under the Government Financing Authority Act 1982 (South Australia).

              9. State Electricity Commission of Victoria, a commission established under the State Electricity Commission Act 1958 (Victoria).

              10. State Energy Commission of Western Australia, a commission established under the State Energy Commission Act 1979 (Western Australia).

              11. The Australian Telecommunications Commission, a commission established under section 4 of the Telecommunications Act 1975 (Commonwealth).

              12. (with respect to S&P only) and without any guarantee by the Commonwealth of Australia or the respective Australian State: Australian and Overseas Telecommunications Corporation, Limited.

              13. Victorian Public Authorities Finance Agency an agency constituted under section 3 of the Victorian Public Authorities Act 1984 (Victoria).

              14. Australian Industry Development Corporation a body established under section 5 of the Australian Industries Development Corporation Act (Commonwealth).

              15. South Australian Finance Trust Limited, a body corporate proclaimed by the Governor of South Australia to be a semi-government authority pursuant to the Public Finance and Audit Act 1987 (South Australia).

              16.    The Western Australian Treasury Corporation.

              17.    Hydro-Electricity Commission of Tasmania.

              18.    Tasmanian Public Finance Corp.

              19.    Tasmanian Development Authority.

              20.    Australian Trade Commission.

              21. (with respect to S&P only) FANMAC Premier Trust Co. (Nos. 1-22) and any subsequent issues rated by S&P - Australian Ratings.

              22.    (with respect to S&P only) Australian Wool Corporation.

              23.    Commonwealth Bank of Australia.

              24.    State Bank of New South Wales.

              "Australian Short Term Securities" means promissory notes and other short term commercial paper issued by Australian institutions which, for purposes of the S&P Test, are rated A-1+ by S&P or have a long-term rating from S&P at least as high as their then-current comparable rating of AMPS and, for purposes of the Moody's Test, are rated Prime-1 by Moody's or have a long-term foreign currency debt rating from Moody's of at least Aa3.

              "Authorized Newspaper" means The Wall Street Journal, or if not published on such date, The New York Times, or if neither of such papers is published on such date, a newspaper, printed in the English language, of general circulation in the Borough of Manhattan, the City of New York, that carries financial news and is customarily published on each Business Day, whether or not published or Saturdays, Sundays or holidays.

              "Board of Directors" means the Board of Directors of the Corporation or, except as used in paragraphs 2 and 5 hereof, any duly authorized and empowered committee thereof, including the Pricing Committee.

              "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in paragraph 13 hereof, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

              "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in paragraph 13 hereof.

              "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York are authorized or obligated by law to close.

              "Canadian Currency" means such coin or currency of Canada as at the time shall be legal tender for payment of public and private debts.

              "Canadian Government Securities" means, in the case of S&P, all publicly traded securities issued and guaranteed by the Government of Canada with fixed maturities (i.e. no perpetuals) and which is non-callable and in the case of Moody's, (i) any publicly traded security which is either issued by the Government of Canada and is rated Aaa by Moody's or is guaranteed by the Government of Canada or any semi-sovereign Canadian entity whose domestic currency long-term debt is rated Aaa by Moody's (ii) is denominated and payable in

Canadian currency or is convertible into a security constituting Eligible Portfolio Property by Moody's and (iii) is not a variable rate, indexed-linked, zero coupon or stripped security.

              "Canadian Securities" means Canadian Government Securities.

              "Cash" means such coin or currency of the United States of America as at the time shall be legal tender for payment of public and private debts.

              "Charter" means the Articles of Incorporation, as amended and supplemented (including these Articles Supplementary), of the Corporation on file in the State Department of Assessments and Taxation of Maryland.

              "Code" mans the Internal Revenue Code of 1986, as amended.

              "Commercial Paper Dealers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other commercial paper dealer or dealers as the Corporation may from time to time appoint, or, in lieu thereof, their respective affiliates or successors.

              "Commission" means the Securities and Exchange Commission.

              "Common Stock" means the common stock, par value $.001 per share, of the Corporation.

              "Corporate Bonds" means debt obligations of U.S. corporations (other than Short Term Money Market Instruments or U.S. Government Obligations) rated Aa or better by Moody's for purposes of the Moody's Test or AA or better by S&P for purposes of the S&P Test, which corporate debt obligations (a) provide for the periodic payment of interest thereon in cash, (b) do not provide for conversion or exchange into equity capital at any time over their respective lives, (c) have been registered under the Securities Act of 1933, as amended, and (d) have not had notice given in respect thereof that any such corporate debt obligations are the subject of an offer by the issuer thereof of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations in an amount not exceeding 10% of the aggregate value of the Corporation's assets at any time shall not be subject to the provisions of this clause (d)). In addition, no corporate debt obligation held by the Corporation shall be deemed a Corporate Bond (i) if it fails to meet the criteria in column (1) below or (ii) to the extent (and only to the proportionate extent) the acquisition or holding thereof by the Corporation causes the Corporation to exceed any applicable limitation set forth in column
(2) or (3) below as of any relevant date of determination (provided that in the event that the Corporation shall exceed any such limitation, the Corporation shall designate, in its sole discretion, the particular Corporate Bond(s) and/or portions thereof which shall be deemed to have caused the Corporation to exceed such limitation):

                                          Column 1                    Column 2                     Column 3
                                          --------                    --------                     --------
                                                                                                   Maximum
                                                                       Maximum                 Percent of Value
                                                                  Percent of Value              of Corporation
                                                                   of Corporation             Assets, Including
                                                                  Assets, Including             Eligible Port-
                                                                   Eligible Port-              folio Property,
                                      Minimum Original             folio Property,             Invested in any
            Rating                      Issue Size of              Invested in any               One Industry
             (1)                         Each Issue                One Issuer (2)                Category (2)
-------------------------------    ------------------------    ------------------------     -----------------------
                                       ($ in millions)
Aaa/AAA..............                       $100                         10.0%                        50.0%
Aa/AA................                        100                         10.0                         33.3

(1) In the event that a Corporate Bond has received a different rating from each of the Rating Agencies, the lower of the two ratings will be controlling. Rating designations include (+) or (-) modifiers to the rating where appropriate.

(2) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category.

              "Corporation" means The First Commonwealth Fund, Inc., a Maryland corporation.

              "Cure Date" means the AMPS Basis Maintenance Cure Date or the 1940 Act Cure Date, as the case may be.

              "Date of Original Issue" means, with respect to any share of AMPS, the date on which the Corporation originally issues such share.

              "Deposit Securities" means Cash, U.S. Government Obligations and Short Term Money Market instruments. Except for purposes of determining compliance with the AMPS Basic Maintenance Amount, each Deposit Security shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit Security but only if payable on or prior to the applicable payment date in advance of which the relevant deposit is made.

              "Discount Factor" means, for any asset held by the Corporation, the number set forth opposite each such type of asset in the following table or such other factor required under the guidelines established by the Rating Agencies from time to time (it being understood that any asset held by the Corporation and either not listed in the following table or not identified as a type of Eligible Portfolio Property in writing by a Rating Agency shall have a Discounted Value of zero for such Rating Agency).:

                                                                     Moody's                 S&P
                                                                    Discount               Discount
          Type of Eligible Portfolio Property                        Factor                 Factor (2)
---------------------------------------------------------     ---------------------    --------------------
Cash and Short Term Money Market
   Instruments other than commercial paper
   with a remaining term to maturity equal
   to or less than 46 days                                           1.000 (1)                1.000

   commercial paper with a remaining term
   to maturity equal to or less than 46 days                         1.150                    1.000

Cash and Short Term Money Market
   Instruments other than commercial paper
   with a remaining term to maturity equal
   to or less than 46 days                                           1.000 (1)                1.000

Repurchase Agreements                                                1.000                    1.000

Australian Government Securities:
   with any current outstanding issue size
   and with a remaining term to maturity
   shorter than 46 days from the Valuation
   Date                                                              1.000 (1)                1.000

   with a current outstanding issue size less
   than A$100,000,000 and with a
   remaining term to maturity equal to or
   longer than 46 days but not more than 2
   years from the Valuation Date                                     1.730                    1.470

   with a current outstanding issue size of at
   least A$100,000,000 but less than or
   equal to A$150,000,000 and with a
   remaining term to maturity equal to or
   longer than 46 days but not more than 2
   years from the Valuation Date                                     1.730                    1.340

   with a current outstanding issue size
   greater than A$150,000,000 and with a
   remaining term to maturity equal to or
   longer than 46 days but not more than 2
   years from the Valuation Date                                     1.520                    1.340

                 -0-

                                                                     Moody's                    S&P
                                                                    Discount                 Discount
          Type of Eligible Portfolio Property                        Factor                   Factor (2)
---------------------------------------------------------     ---------------------    --------------------
     with a current outstanding issue size less
     than A$100,000,000 and with a
     remaining term to maturity longer than 2
     years but not more than 5 years from the
     Valuation Date                                                  1.730                    1.580

     with a current outstanding issue size of at
     least A$100,000,000 but less than or
     equal to A$150,000,000 and with a
     remaining term to maturity longer than 2 years
     but not more than 5 years from the
     Valuation Date                                                  1.730                    1.436

     with a current outstanding issue size
     greater than A$150,000,000 and with a
     remaining term to maturity longer than 2
     years but not more than 5 years from the
     Valuation Date                                                  1.730                    1.436

                         -0-

     with a current outstanding issue size less
     than A$100,000,000 and with a
     remaining term to maturity longer than 5
     years but not more than 10 years from
     the Valuation Date                                              1.730                    1.608

     with a current outstanding issue size of at
     least A$100,000,000 but less or equal to
     A$150,000,000 and with a remaining
     term to maturity longer than 5 years but
     not more than 10 years from the
     Valuation Date                                                  1.730                    1.462

     with a current outstanding issue size
     greater than A$150,000,000 and with a
     remaining term to maturity longer than 5
     years but not more than 10 years from
     the Valuation Date                                              1.520                    1.462

                         -0-

     with a current outstanding issue size less
     than A$100,000,000 and with a
     remaining term to maturity longer than
     10 years but not more than 20 years from
     the Valuation Date                                              1.730                    1.679

                                                                                              S&P
                                                                Moody's Discount            Discount
          Type of Eligible Portfolio Property                        Factor                 Factor (2)
---------------------------------------------------------     ---------------------    --------------------
     with a current outstanding issue size of at least
     A$100,000,000 but less than or equal to
     A$150,000,000 and with a remaining term to maturity
     longer than 10 years but not more than 20 years
     from the Valuation Date                                         1.730                    1.526

     with a current outstanding issue size greater than
     A$150,000,000 and with a remaining term to
     maturity longer than 10 years but not more than 20
     years from the Valuation Date                                   1.520                    1.526

     Australian Semi-Government Securities (3):
     with any current outstanding issue size and with a
     remaining term to maturity shorter than 46 days
     from the Valuation Date                                         1.000 (1)                1.000

     with a current outstanding issue size less than
     A$100,000,000 and with a remaining term to
     maturity equal to or longer than 46 days but not
     more than 2 years from the Valuation Date                       1.730                    1.639

     with a current outstanding issue size of at least
     A$100,000,000 but less than or equal to
     A$150,000,000 and with a remaining term to
     maturity, equal to or longer than 46 days but not
     more than 2 years from the Valuation Date                       1.730                    1.490

     with a current outstanding issue size greater than
     A$150,000,000 and with a remaining term to
     maturity equal to or longer than 46 days but not
     more than 2 years from the Valuation Date                       1.520                    1.490

                          -0-

     with a current outstanding issue size less than
     A$100,000,000 and with a remaining term to maturity
     longer than 2 years but not more than 5 years from
     the Valuation Date                                              1.730                    1.745

                                                                                              S&P
                                                                Moody's Discount            Discount
          Type of Eligible Portfolio Property                        Factor                 Factor (2)
---------------------------------------------------------     ---------------------    --------------------
     with a current outstanding issue size of at least
     A$100,000,000 but less than or equal to A$150,000,000
     and with a remaining term to maturity longer than 2
     years but not more than 5 years from the Valuation Date         1.730                    1.586

     with a current outstanding issue size greater than
     A$150,000,000 and with a remaining term to
     maturity longer than 2 years but not more than 5
     years from the Valuation Date                                   1.520                    1.586

                          -0-

     with a current outstanding issue size less than
     A$100,000,000 and with a remaining term to maturity
     longer than 5 years but not more than 10 years from
     the Valuation Date                                              1.730                    1.773

     with a current outstanding issue size of at least
     A$100,000,000 but less than or equal to
     A$150,000,000 and with a remaining term to
     maturity longer than 5 years but not more than 10
     years from the Valuation Date                                   1.730                    1.612

     with a current outstanding issue size greater than
     A$150,000,000 and with a remaining term to
     maturity longer than 5 years but not more than 10
     years from the Valuation Date                                   1.520                    1.612

                            -0-

     with a current outstanding issue size less than
     A$100,000,000 and with a remaining term to maturity
     longer than 10 years but not more than 20 years
     from the Valuation Date                                         1.730                    1.844

                                                                     Moody's                   S&P
                                                                    Discount                 Discount
          Type of Eligible Portfolio Property                        Factor                   Factor (2)
---------------------------------------------------------     ---------------------    --------------------
     with a current outstanding issue size of at
     least A$100,000,000 but less than or
     equal to A$150,000,000 and with a
     remaining term to maturity longer than
     10 years but not more than 20 years from
     the Valuation Date                                              1.730                     1.676

     with a current outstanding issue size
     greater than A$150,000,000 and with a
     remaining term to maturity longer than
     10 years but not more than 20 years from
     the Valuation Date                                              1.520                     1.676

                      -0-

Australian Semi-Government Securities
     (Tasmanian) (4):
     with any current outstanding issue size
     and with a remaining term to maturity
     shorter than 46 days from the Valuation
     Date                                                            1.050                     1.000

     with a current outstanding issue size less
     than A$100,000,000 and with a
     remaining term to maturity equal to or
     longer than 46 days but not more than 2
     years from the Valuation Date                                   1.820                     1.694

     with a current outstanding issue size of at
     least A$100,000,000 but less than or
     equal to A$150,000,000 and with a
     remaining term to maturity equal to or
     longer than 46 days but not more than 2
     years from the Valuation Date                                   1.820                     1.540

     with a current outstanding issue size
     greater than A$150,000,000 and with a
     remaining term to maturity equal to or
     longer than 46 days but not more than 2
     years from the Valuation Date                                   1.160                     1.540

                      -0-

                                                                     Moody's                   S&P
                                                                    Discount                 Discount
          Type of Eligible Portfolio Property                        Factor                   Factor (2)
---------------------------------------------------------     ---------------------    --------------------
     with a current outstanding issue size less
     than A$100,000,000 and with a
     remaining term to maturity longer than 2
     years but not more than 5 years from the
     Valuation Date                                                  1.820                     1.800

                                                                     Moody's                S&P
                                                                    Discount              Discount
          Type of Eligible Portfolio Property                        Factor                Factor
---------------------------------------------------------     ---------------------    ----------------
     with a current outstanding issue size of at
     least A$100,000,000 but less than or
     equal to A$150,000,000 and with a
     remaining term to maturity longer than 2
     years but not more than 5 years from the
     Valuation Date                                                  1.820                  1.636

     with a current outstanding issue size
     greater than  A$150,000,000 and with a
     remaining term to maturity longer than 2
     years but not more than 5 years from the
     Valuation Date                                                  1.600                  1.636

                      -0-

     with a current outstanding issue size less
     than A$100,000,000 and with a
     remaining term to maturity longer than 5
     years but not more than 10 years from
     the Valuation Date                                              1.820                  1.828

     with a current outstanding issue size of at
     least A$100,000,000 but less than or
     equal to A$150,000,000 and with a
     remaining term to maturity longer than 5
     years but not more than 10 years from
     the Valuation Date                                              1.820                  1.662

     with a current outstanding issue size
     greater than A$150,000,000 and with a
     remaining term to maturity longer than 5
     years but not more than 10 years from
     the Valuation Date                                              1.600                  1.662

                      -0-

     with a current outstanding issue size less
     than A$100,000,000 and with a
     remaining term to maturity longer than
     10 years but not more than 20 years from
     the Valuation Date                                              1.820                  1.899

                                                                     Moody's                 S&P
                                                                    Discount               Discount
          Type of Eligible Portfolio Property                        Factor                 Factor
---------------------------------------------------------     ---------------------    --------------------
     with a current outstanding issue size of at least
     A$100,000,000 but less than or equal to A$150,000,000
     and with a remaining term to maturity longer than
     10 years but not more than 20 years from the
     Valuation Date                                                  1.820                   1.726

     with a current outstanding issue size greater than
     A$150,000,000 and with a remaining term to maturity
     longer than 10 years but not more than 20 years from
     the Valuation Date                                              1.160                   1.726

                            -0-

Australian Bank Bills:
     with maturities of less than or equal to 46 days
     from the Valuation Date                                         1.000 (1)               1.000

     with maturities of 47-56 days from the last
     Valuation Date                                                  1.350                   1.400

     with maturities of 57-90 days from the Valuation
     Date                                                            1.350                   1.400

     with maturities of 91-180 days from the Valuation
     Date                                                            1.350                   1.450

Australian Currency                                                  1.350                   1.570

Australian Guaranteed Eurobonds:
     with a current outstanding issue size less than
     or equal to A$50,000,000 with a remaining term to
     maturity of more than 56 days from the Valuation
     Date                                                             ----                   2.000

     with a current outstanding issue size exceeding
     A$50,000,000 with a remaining term to maturity of
     more than 56 days from the Valuation Date                        ----                   1.900

     with any current outstanding issue size and with a
     remaining term to maturity of less than 56 days
     from the Valuation Date                                          ----                   1.000

                                                                  Moody's                  S&P
                                                                 Discount                Discount
          Type of Eligible Portfolio Property                     Factor                  Factor
---------------------------------------------------------     ----------------       ----------------
Australian Non-Guaranteed Eurobonds:
     with a current outstanding issue size less than or
     equal to A$50,000,000 with a remaining term to
     maturity of more than 56 days from the Valuation
     Date                                                          ----                   2.150

     with a current outstanding issue size exceeding
     A$50,000,000 with a remaining term to maturity of
     more than 56 days from the Valuation Date                     ----                   2.000

     with any current outstanding issue size and with a
     remaining term to maturity of less than 56 days
     from the Valuation Date                                       ----                   1.000

Guaranteed Australian Corporate Bonds:
     with a current outstanding issue size less than or
     equal to A$100,000,000 with a remaining term to
     maturity of more than 56 days from the Valuation Date         ----                   1.700

     with a current outstanding issue size exceeding
     A$100,000,000 with a remaining term to maturity of
     more than 56 days from the Valuation Date                     ----                   1.600

     with any current outstanding issue size and with a
     remaining term to maturity of less than 56 days
     from the Valuation Date                                       ----                   1.000

Non-Guaranteed Australian Corporate Bonds:
     with a current outstanding issue size less than or
     equal to A$100,000,000 with a remaining term to
     maturity of more than 56 days from the Valuation
     Date                                                          ----                   1.800

     with a current outstanding issue size exceeding
     A$100,000,000 with a remaining term to maturity of
     more than 56 days from the Valuation Date                     ----                   1.700

                                                      Moody's            S&P
                                                      Discount         Discount
        Type of Eligible Portfolio Property            Factor           Factor
---------------------------------------------------  -----------       ---------
     with any current outstanding issue size
     and with a remaining term to maturity of
     less than 56 days from the Valuation
     Date                                                ----           1.000

Canadian Currency
                                                        1.070           1.110
Canadian Government Securities:
     with any current outstanding issue size
     and with a remaining term to maturity
     shorter than 46 days from the Valuation
     Date                                               1.000 (1)       1.000

     with a current outstanding issue size less
     than C$200,000,000 and with a
     remaining term to maturity equal to or
     longer than 46 days but less than 3 years
     from the Valuation Date                            1.290            ----

     with a current outstanding issue size of at
     least C$200,000,000 but less than
     C$500,000,000 and with a remaining
     term to maturity equal to or longer than
     46 days but less than 3 years from the
     Valuation Date                                     1.290           1.203

                                                        Moody's           S&P
                                                        Discount        Discount
       Type of Eligible Portfolio Property            Factor (5)(6)      Factor
 ------------------------------------------------------------------     --------

     with a current outstanding issue size
     equal to or greater than C$500,000,000
     and with a remaining term to maturity
     equal to or longer than 46 days
     but less than 3 years from the Valuation Date        1.290          1.094

                      -0-

     with a current outstanding issue size less
     than C$200,000,000 and with a
     remaining term to maturity equal to or
     longer than 3 years but less than 5 years
     from the Valuation Date                              1.420           ----

     with a current outstanding issue size of at
     least C$200,000,000 but less than
     C$500,000,000 and with a remaining
     term to maturity equal to or longer than 3
     years but less than 5 years from the
     Valuation Date                                       1.420          1.305

     with a current outstanding issue size
     equal to or greater than C$500,000,000
     and with a remaining term to maturity
     equal to or longer than 3 years but less
     than 5 years from the Valuation Date                 1.420          1.186

                     -0-

     with a current outstanding issue size less
     than C$200,000,000 and with a
     remaining term to maturity equal to or
     longer than 5 years but less than 7 years
     from the Valuation Date                              1.420           ----

     with a current outstanding issue size of at
     least C$200,000,000 but less than
     C$500,000,000 and with a remaining
     term to maturity equal to or longer than 5
     years but less than 7 years from the
     Valuation Date                                       1.420          1.305

                                                        Moody's        S&P
                                                       Discount      Discount
          Type of Eligible Portfolio Property         Factor(5)(6)    Factor
----------------------------------------------------- -----------    ---------
     with a current outstanding issue size
     equal to or greater than C$500,000,000
     and with a remaining term to maturity
     equal to or longer than 5 years
     but less than 7 years from the Valuation Date        1.420         1.186

                       -0-

     with a current outstanding issue size less
     than C$200,000,000 and with a
     remaining term to maturity equal to or
     longer than 7 years but less than 10 years
     from the Valuation Date                              1.510          ----

     with a current outstanding issue size of at
     least C$200,000,000 but less than
     C$500,000,000 and with a remaining
     term to maturity equal to or longer than 7
     years but less than 10 years from the
     Valuation Date                                       1.510         1.305

     with a current outstanding issue size
     equal to or greater than C$500,000,000
     and with a remaining term to maturity
     equal to or longer than 7 years but less
     than 10 years from the Valuation Date                1.510         1.186

                       -0-

     with a current outstanding issue size less
     than C$200,000,000 and with a
     remaining term to maturity equal to or
     longer than 10 years but less than 15
     years from the Valuation Date                        1.510          ----

     with a current outstanding issue size of at
     least C$200,000,000 but less than
     C$500,000,000 and with a remaining
     term to maturity equal to or longer than
     10 years but less than 15 years from the
     Valuation Date                                       1.510         1.459

     with a current outstanding issue size
     equal to or greater than C$500,000,000
     and with a remaining term to maturity
     equal to or longer than 10 years but less
     than 15 years from the Valuation Date                1.510         1.326

                                                                 Moody's                    S&P
                                                                 Discount                 Discount
          Type of Eligible Portfolio Property                    Factor (5)(6)             Factor
-------------------------------------------------------       -------------------      --------------
                         -0-

     with a current outstanding issue size less than
     C$200,000,000 and with a remaining term to
     maturity equal to or longer than 15 years from the
     Valuation Date                                                  1.820                   ----

     with a current outstanding issue size of at least
     C$200,000,000 but less than C$500,000,000 and with
     a remaining term to maturity equal to or longer
     than 15 years from the Valuation Date                           1.820                  1.459

     with a current outstanding issue size equal to or
     greater than C$500,000,000 and with a remaining
     term to maturity equal to or longer than 15 years
     from the Valuation Date                                         1.820                  1.326

                         -0-

GNMA Certificates with fixed interest rates                             (7)                 1.300
GNMA Certificates with adjustable interest rates                     1.450                  1.300

                                                                    Moody's                 S&P
                                                                    Discount              Discount
          Type of Eligible Portfolio Property                        Factor (10)           Factor
-------------------------------------------------------          ------------------    --------------
FHLMC and FNMA Certificates with fixed interest rates                (7)                   1.350
FHLMC and FNMA Certificates with adjustable interest
     rates                                                           1.290                 1.350
FHLMC Multifamily Securities                                                               1.650
FHLMC and FNMA Certificates with variable interest
     rates                                                                                 1.350
GNMA Graduated Payment Securities                                                          1.500   (7)(8)(9)

United Kingdom Currency                                              1.160                 1.600

United Kingdom Government Securities:
     with any current outstanding issue size and with a
     remaining term to maturity shorter than 46 days
     from the Valuation Date                                         1.000 (1)             1.000

     with a current outstanding issue size equal to or
     less than (Pounds)500,000,000 and with a remaining
     term to maturity equal to or longer than 46 days
     but not more than 3 years from the Valuation Date               1.440                  ----

     with a current outstanding issue size of at least
     (Pounds)500,000,000 but less than
     (Pounds)700,000,000 and with a remaining term to
     maturity equal to or longer than 46 days but not
     more than 3 years from the Valuation Date                       1.440                 1.415

     with a current outstanding issue size equal to or
     greater than (Pounds)700,000,000 and with a
     remaining term to maturity equal to or longer than
     46 days but not more than 3 years from the
     Valuation Date                                                  1.440                 1.286

                           -0-

     with a current outstanding issue size equal to or
     less than (Pounds)500,000,000 and with a remaining
     term to maturity equal to or longer than 3 years
     but not more than 5 years from the Valuation Date               1.530                  ----

                                                                    Moody's                S&P
                                                                    Discount             Discount
          Type of Eligible Portfolio Property                        Factor (10)          Factor
-------------------------------------------------------          ------------------   --------------
     with a current outstanding issue size of at least
     (Pounds)500,000,000 but less than
     (Pounds)700,000,000 and with a remaining term to
     maturity equal to or longer than 3 years but less
     than 5 years from the Valuation Date                             1.530                1.415

     with a current outstanding issue size of at least
     (Pounds)700,000,000 and with a remaining term to
     maturity equal to or longer than 3 years but less
     than 5 years from the Valuation Date                             1.530                1.286

                         -0-

     with a current outstanding issue size less than
     (Pounds)500,000,000 and with a remaining term to
     maturity equal to or greater than 5 years but less
     than 7 years from the Valuation Date                             1.630                 ----

     with a current outstanding issue size of at least
     (Pounds)500,000,000 but less than
     (Pounds)700,000,000 and with a remaining term to
     maturity equal to or greater than 5 years but less
     than 7 years from the Valuation Date                             1.630                1.443

     with a current outstanding issue size greater than
     (Pounds)700,000,000 and with a remaining term to
     maturity equal to or greater than 5 years but less
     than 7 years from the Valuation Date                             1.630                1.312

                         -0-

     with a current outstanding issue size equal to or
     less than (Pounds)500,000,000 and with a remaining
     term to maturity equal to or longer than 3 years
     but not more than 5 years from the Valuation Date                1.530                 ----

                                                                 Moody's                 S&P
                                                                 Discount              Discount
          Type of Eligible Portfolio Property                     Factor (10)           Factor
-------------------------------------------------------       ------------------    --------------
     with a current outstanding issue size of at least
     (Pounds)500,000,000 but less than
     (Pounds)700,000,000 and with a remaining term to
     maturity equal to or longer than 3 years but less
     than 5 years from the Valuation Date                           1.530                1.415

     with a current outstanding issue size of at least
     (Pounds)700,000,000 and with a remaining term to
     maturity equal to or longer than 3 years but less
     than 5 years from the Valuation Date                           1.530                1.286

                         -0-

     with a current outstanding issue size less than
     (Pounds)500,000,000 and with a remaining term to
     maturity equal to or greater than 5 years but less
     than 7 years from the Valuation Date                           1.630                 ----

     with a current outstanding issue size of at least
     (Pounds)500,000,000 but less than
     (Pounds)700,000,000 and with a remaining term to
     maturity equal to or greater than 5 years but less
     than 7 years from the Valuation Date                           1.630                1.443

     with a current outstanding issue size greater than
     (Pounds)700,000,000 and with a remaining term to
     maturity equal to or greater than 5 years but less
     than 7 years from the Valuation Date                           1.630                1.312

                         -0-

     with a current outstanding issue size less than
     (Pounds)500,000,000 and with a remaining term to
     maturity equal to or longer than 7 years but less
     than 10 years from the Valuation Date                          1.680                 ----

     with a current outstanding issue size of at least
     (Pounds)700,000,000 and with a remaining term to
     maturity equal to or longer than 7 years but less
     than 10 years from the Valuation Date                          1.680                1.443

                                                                 Moody's                S&P
                                                                 Discount             Discount
          Type of Eligible Portfolio Property                     Factor (10)          Factor
-------------------------------------------------------       ------------------    ------------
     with a current outstanding issue size of at least
     (Pounds)700,000,000 and with a remaining term to
     maturity equal to or longer than 7 years but less
     than 10 years from the Valuation Date                         1.680                1.312

     with a current outstanding issue size less than
     (Pounds)500,000,000 and with a remaining term to
     maturity equal to or greater than 10 years but
     less than 15 years from the Valuation Date                    1.680                 ----

     with a current outstanding issue size of at least
     (Pounds)500,000,000 but less than
     (Pounds)700,000,000 and with a remaining term to
     maturity equal to or greater than 10 years but
     less than 15 years from the Valuation Date                    1.680                1.507

     with a current outstanding issue size equal to or
     greater than (Pounds)700,000,000 and with a
     remaining term to maturity equal to or greater
     than 10 years but less than 15 years from the
     Valuation Date                                                1.680                1.370

                          -0-

     with a current outstanding issue size less than
     (Pounds)500,000,000 and with a remaining term to
     maturity equal to or greater than 15 years from the
     Valuation Date                                                l.680                 ----

     with a current outstanding issue size of at least
     (Pounds)500,000,000 but less than or equal to
     (Pounds)700,000,000 and with a remaining term to
     maturity equal to or greater than 15 years from the
     Valuation Date                                                1.680                1.569

     with a current outstanding issue size greater than
     (Pounds)700,000,000 and with a remaining term to
     maturity equal to or greater than 15 years from the
     Valuation Date                                                1.680                1.426

                          -0-

                                                                    Moody's                S&P
                                                                    Discount             Discount
          Type of Eligible Portfolio Property                        Factor (10)          Factor
-------------------------------------------------------          ------------------    ------------
U.S. Government Obligations having a remaining term to
     maturity of 90 days or less                                      1.060                1.000

U.S. Government Obligations having a remaining term to
     maturity of more than 90 days but not more than
     one year                                                         1.060                1.060

U.S. Government Obligations having a remaining term to
     maturity of more than one year but not more than
     two years                                                        1.110                1.200

U.S. Government Obligations having a remaining term to
     maturity of more than two years but not more than
     three years                                                      1.150                1.200

U.S. Government Obligations having a remaining term to
     maturity of more than three years but not more
     than four years                                                  1.200                1.200

U.S. Government Obligations having a remaining term to
     maturity of more than four years but not more than
     five years                                                       1.240                1.200

U.S. Government Obligations having a remaining term to
     maturity of more than five years but not more than
     seven years                                                      1.290                1.250

U.S. Government Obligations having a remaining term to
     maturity of more than seven years but not more
     than 10 years                                                    1.340                1.250

U.S. Government Obligations having a remaining term to
     maturity of more than 10 years but not more than
     15 years                                                         1.370                1.300

U.S. Government Obligations having a remaining term to
     maturity of more than 15 years but not more than
     20 years                                                         1.410                1.380

U.S. Government Obligations having a remaining term to
     maturity of more than 20 years but not more than
     30 years                                                         1.420                1.380

_________________________________________________________

(1) In the case of Moody's, the remaining term to maturity of Moody's Eligible Portfolio Property with a Moody's Discount Factor of 1.000 shall be measured from the last Valuation Date on which the Moody's Test was met for the purpose of determining the number of shares of AMPS to be redeemed which would result in satisfaction of the Moody's Test as contemplated by paragraph 4(a)(ii) hereof.

(2) Provided that in the case of S&P, the current outstanding issue size (as determined on each Quarterly Valuation Date) is equal to or greater than A$l0,000,000.

(3) Excluding securities of Hydro-Electricity Commission of Tasmania, Tasmanian Public Finance Corp. and Tasmanian Development Authority.

(4) Securities of Hydro-Electricity Commission of Tasmania, Tasmanian Public Finance Corp. and Tasmanian Development Authority.

(5) In the case of Moody's, with an original principal balance of at least C$150,000,000.

(6) In the case of Moody's, assets with a remaining maturity of greater than 20 years may not constitute more than 5% of Moody's Eligible Portfolio Property.

(7)  The Discount Factor determined therefor in writing by the Rating Agency.

(8) Unless the Rating Agencies shall agree in writing, GNMA Graduated Payment Securities with a coupon rate lower than 5% shall not be included in Eligible Portfolio Property.

(9) A Discount Factor of 1.50 applies in the case of GNMA Graduated Payment Securities as to which the Corporation notifies the Auction Agent that scheduled principal payments are being made to holders; in the case of GNMA Graduated Payment Securities as to which the Corporation notifies the Auction Agent that scheduled principal payments are not being made to holders, the Discount Factor shall be that which is determined in writing by the Rating Agencies.

(10) In the case of Moody's, with an original principal balance of at least (Pounds)600,000,000.

         "Discounted Value," with respect to any asset held by the Corporation, means the quotient of the Market Value of such asset divided by the applicable Discount Factor; provided that in no event shall the Discounted Value of any asset constituting Eligible Portfolio Property as of any date exceed the unpaid principal balance or face amount of such asset as of that date; provided further that the Discounted Value of all Australian Securities, Canadian Securities, United Kingdom Securities and New Zealand Securities shall be further discounted by the Discount Factor applicable to, respectively, Australian Currency, Canadian Currency, United Kingdom Currency and New Zealand Currency.

         "Dividend Coverage Amount," as of any date of determination, means:

         (a)  the aggregate of the product of

              (i) the number of shares of AMPS Outstanding on such date multiplied by $50,000,

              (ii) the Applicable Rate in effect as of such date, and

              (iii) a fraction, the numerator of which is the number of days in the Dividend Period ending on the next Dividend Payment Date (determined by including the first day thereof but excluding the last day thereof) and the denominator of which is 365;

                    plus

         (b) dividends accumulated but unpaid (whether or not earned or declared) for any prior dividend periods with respect to any of the AMPS;

                    plus

         (c) the aggregate amount of all liabilities existing on such date which are payable on or prior to the next Dividend Payment Date;

                    less

         (d) (i) the combined value of any Dividend Coverage Assets irrevocably deposited by the Corporation for the payment of dividends on the AMPS and other Preferred Stock, if any;

                    plus

              (ii) the value of Eligible Portfolio Property sold as of such date determined in accordance with paragraph 9(d) hereof;

                    plus

              (iii) interest on Eligible Portfolio Property which is scheduled to be paid on or prior to the next Dividend Payment Date.

         "Dividend Coverage Assets," as of any date of determination, means Deposit Securities with maturity dates not later than the day preceding the next Dividend Payment Date; provided that if the applicable date of determination is a Dividend Payment Date, any Deposit Securities to be applied to the dividends payable on the AMPS on such date shall not be included in Dividend Coverage Assets.

         "Dividend Payment Date," with respect to AMPS, has the meaning set forth in paragraph 2(b)(i) hereof.

         "Dividend Period" means the Initial Dividend Period, any 7-Day Dividend Period, and any Special Dividend Period.

         "Dollar" or "$" shall mean U.S. dollars. Amounts in Canadian, Australian or New Zealand dollars or United Kingdom pounds sterling shall be converted to U.S. dollars at the rates reported by the Pricing Service for the date of determination or such other source as shall have been approved in writing by the Rating Agencies.

         "Eligible Portfolio Property" means S&P Eligible Portfolio Property and Moody's Eligible Portfolio Property.

         "Existing Holder" means a Person who has signed a Purchaser's Letter and is listed as the holder of record of shares of AMPS in the Stock Books.

         "Failure to Cure" means the failure by the Corporation to satisfy the Moody's Test, the S&P Test or the 1940 Act Asset Coverage requirement, as the case may be, which failure is not cured by the relevant Cure Date.

         "FANMAC Certificates" are securities issued by a trustee against housing loans made through the New South Wales Department of Housing and consist of a series of closed trusts or pools. The mortgage manager is the First Australian National Mortgage Acceptance Corporation Ltd. ("FANMAC"). FANMAC is owned partially by the Government of the State of New South Wales with the remainder owned by other institutions. The Government of the State of New South Wales has provided the FANMAC Trust with an assurance as to availability of funds to meet payments. The securities have been rated by Australian Ratings. FANMAC securities are subject to a call provision under which borrowers (mortgagors) can repay early and the investors in a particular pool can be repaid on a pro rata basis.

         "FHLMC" means the Federal Home Loan Mortgage Corporation created by Title III of the Emergency Home Finance Act of 1970, and includes any successor thereto.

         "FHLMC Certificate" means a mortgage participation certificate in physical or book-entry form, the timely payment of interest on and the ultimate collection of principal of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in, or participation interest in, specified pools of fixed-, variable- or adjustable-rate, fully amortizing, level pay mortgage loans with terms up to 30 years, secured by first liens on one- to four-family residences.

         "FHLMC Multifamily Security" means a "Plan B Multi-family Security" in physical or book-entry form, the timely payment of interest on and the ultimate collection of principal of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in, or participation interest in, specified pools of fixed-rate, fully amortizing, level pay mortgage loans with terms up to 30 years, secured by first-priority mortgages on multifamily residences containing 5 or more units and which are designed primarily for residential use, the inclusion of which in the Eligible Portfolio Property will not, in and of itself, impair, or cause the AMPS to fail to retain the rating assigned to such AMPS by each of the Rating Agencies, as evidenced, in the case of S&P, by a letter to such effect from such Rating Agency.

         "FNMA" means the Federal National Mortgage Association, a United States Government-sponsored private corporation established pursuant to Title VIII of the Housing and Urban Development Act of 1968, and includes any successor thereto.

         "FNMA Certificate" means a mortgage pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by FNMA, and which evidences a proportional undivided interest in specified pools of fixed-, variable- or adjustable-rate, fully amortizing, level pay mortgage loans with terms up to 30 years, secured by first liens on 1 to 4 family residences.

         "Forward Contract" means a contract, entered into following a Failure to Cure, between the Corporation and a commercial bank or other financial institution whose short-term debt is rated at least A-l+ by S&P or whose long-term debt is rated at least AA of S&P (an "Eligible Bank"), which provides that the Corporation will sell a specified amount of Australian Currency, Canadian Currency, United Kingdom Currency or New Zealand Currency to such Eligible Bank on a specified date for a specified amount of U.S. dollars. The date of payment in U.S. dollars shall not be later than the 30th day following the Valuation Date related to the Failure to Cure and the amount of U.S. dollars shall be sufficient to redeem all shares of AMPS required to be redeemed. On the Date of Original Issue and on each Quarterly Valuation Date thereafter, the Corporation will confirm in writing to S&P that the Corporation has a credit-line with an Eligible Bank (the "Credit Line Test"). The Credit Line Test shall be deemed to be satisfied on any date if the Corporation has delivered such confirmation to S&P on the Date of Original Issue or the most recent Quarterly Valuation Date, as the case may be.

         "GNMA" means the Government National Mortgage Association, and includes any successor thereto.

         "GNMA certificate" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA and which evidences a proportional undivided interest in specified pools of fixed-, variable- or adjustable-rate, fully amortizing, level pay mortgage loans with terms up to 30 years, secured by first liens on 1 to 4 family residences.

         "GNMA Graduated Payment Security" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States, and which evidences a proportional undivided interest in specified pools of graduated payment mortgage loans with terms up to 30 years, with payments that increase annually at a predetermined rate for up to the first five or ten years of the mortgage loan and that are secured by first-priority mortgages on one- to four unit residences; provided that such loans shall be past the graduated payment period.

         "GNMA Multifamily Security" means a fully modified certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States, and which evidences a proportional undivided interest in specified pools of fixed-rate mortgage, level pay loans with terms up to 30 years secured by first-priority mortgages on multifamily residences, the inclusion of which in the Eligible Portfolio Property will not, in and of itself, impair or cause the AMPS to fail to retain the rating assigned to such AMPS by each of the Rating Agencies as evidenced by a letter to such effect from each of the Rating Agencies.

         "Holder" means a Person identified as a holder of record of shares of AMPS in the Stock Register.

         "Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Corporation, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.

         "Industry Category" means, as to any Corporate Bond, any of the industry categories set forth in the following table:

               (1) Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition;

               (2) Automobile: Automotive Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers;

               (3) Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables;

               (4) Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil;

               (5) Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development;

               (6) Chemicals, Plastics and Rubber: Chemicals (non-agriculture), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating;

               (7) Containers, Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood or Fiberglass;

               (8)  Personal and Non-Durable Consumer Products (Manufacturing
         Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies;

               (9)  Diversified/Conglomerate Manufacturing;

               (10) Diversified/Conglomerate Service;

               (11) Diversified Natural Resources, Precious Metals and Minerals:
         Fabricating, Distribution, Mining and Sales;

               (12) Ecological: Pollution Control, Waste Removal, Waste Treatment, Waste Disposal;

               (13) Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology;

               (14) Finance: Investment Brokerage, Leasing, Syndicating, Securities;

               (15) Farming and Agriculture: Livestock, Grains, Produce, Agricultural Chemicals, Agricultural Equipment, Fertilizers;

               (16) Grocery: Grocery Stores, Convenience Food Stores;

               (17) Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment;

               (18) Home and Office Furnishings, Housewares, and Durable Consumer Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges;

               (19) Hotels, Motels, Inns and Gaming;

               (20) Insurance: Life, Property and Casualty, Broker, Agent,
         Surety;

               (21) Leisure, Amusement, Motion Pictures, Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution;

               (22) Machinery (Non-Agriculture, Non-Construction,
         Non-Electronic): Industrial, Machine Tools, Steam Generators;

               (23) Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales;

               (24) Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling;

               (25) Personal, Food and Miscellaneous Services;

               (26) Printing, Publishing and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, TV, Cable, Broadcasting Equipment;

               (27) Cargo Transport: Rail, Shipping, Railroads, Rail-care Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport;

               (28) Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom;

               (29) Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular;

               (30) Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes;

               (31) Personal Transportation: Air, Bus, Rail, Car Rental;

               (32) Utilities: Electric, Water, Hydro Power, Gas, Diversified.

         "Initial Dividend Payment Date" means the Initial Dividend Payment Date specified herein with respect to the AMPS.

         "Initial Dividend Period," with respect to the AMPS, has the meaning set forth in paragraph 2(c)(i) hereof.

         "Initial Dividend Rate," with respect to the AMPS, means the rate per annum specified herein applicable to the Initial Dividend Period.

         "Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

         "Investment Manager" means EquitiLink International Management Limited or any successor manager to the Corporation who acts in such capacity in conformance with Section 15 of the 1940 Act.

         "Lien" has the meaning set forth in paragraph 2(d)(iii) hereof.

         "Long Term Dividend Period" means a Special Dividend Period consisting of a specified period of whole years not greater than five years.

         "Mandatory Redemption Price" means $50,000 per share of AMPS plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption.

         "Market Value" means the amount determined with respect to specific assets of the Corporation in the manner set forth below, it being understood that Market Value shall include any interest accrued thereon but, in the case of Moody's, only if the next interest coupon on such asset is due and payable within 47 days of the Reporting Date, and that a designated Pricing Service may be used where indicated.

         (a) as to Australian, Canadian and United Kingdom securities, the Administrator shall value such securities at the last trade price quoted by a designated Pricing Service if such trade price reflects a trade on, or within 1 local business day prior to, the Reporting Date. If no such trade price is available, the Administrator shall value such securities, where practicable, at the bid prices or the mean between the bid and asked price quoted by a designated Pricing Service on the Reporting Date, or if such quotes are not readily available, at fair value as determined by either the Administrator or a designated Pricing Service using methods which include: consideration of yields or prices of assets of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. Either the Administrator or a designated Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event the Administrator or a designated Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids (at least one of which shall be in writing or by telecopy, telex or other electronic transcription, computer obtained quotation reduced to written form or similar means) quoted to the Corporation, by two recognized securities dealers in either
(a) Australia, with respect to Australian securities, (b) Canada, with respect to Canadian securities or (c) the United Kingdom, with respect to United Kingdom securities, such securities dealers making a market in the applicable securities.

         (b) as to GNMA Certificates, GNMA Graduated Payment Securities, FNMA Certificates, FHLMC Certificates and FHLMC Multifamily Securities, the Administrator shall value such securities as the product of (i) the aggregate unpaid principal amount of the mortgage loans evidenced by each such certificate or security, as the case may be, as of the close of business in New York City on the last Business Day prior to such date of determination and (ii) the lower of the bid prices for the same kind of certificate or, if not available, some other security having, as nearly as practicable, comparable interest rates and maturities, as quoted to the Corporation by two nationally recognized securities dealers, who are members of the National Association of Securities Dealers selected by the Corporation and making a market therein, with at least one such quotation in writing plus, (x) if the determination is being made for Moody's, accrued interest to the date of determination if the next interest coupon on such security is due and payable within 56 days of such date of determination and (y) if the determination is being made for S&P, accrued interest;

         (c) as to Australian, Canadian and United Kingdom Currency and as to Cash, demand deposits (and in the case of S&P only, bankers' acceptances) included in Short Term Money Market Instruments, the Administrator shall value such currency or securities as the face value thereof;

         (d) as to next Business Day repurchase agreements, the face value thereof; and

         (e) as to U.S. Government Obligations, the Administrator shall value such securities at the bid prices quoted by a designated Pricing Service or the mean between the bid and asked price quoted by a designated Pricing Service on the Reporting Date, or if such quotes are not readily available, at fair value as determined by either the Administrator or a designated Pricing Service using methods which include: consideration of yields or prices of assets of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. Either the Administrator or a designated Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event the administrator or a designated Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids (at least one of which shall be in writing or by telecopy, telex or other electronic transcription, computer obtained quotation reduced to written form or similar means) quoted to the Corporation by two nationally recognized securities dealers, who are members of the National Association of Securities Dealers selected by the Corporation and making a market therein.

         "Maximum Applicable Rate," with respect to AMPS, has the meaning set forth in paragraph 13 (a) (vii) hereof.

         "Minimum Liquidity Level" means, as of any Valuation Date, an aggregate Market Value of the Corporation's Dividend Coverage Assets not less than the Dividend Coverage Amount.

         "Moody's" means Moody's Investors Service or its successors.

         "Moody's Eligible Portfolio Property" means Australian Bank Bills, Australian Currency, Australian Government Securities, Australian Semi-Government Securities, Canadian Currency, Canadian Securities, Cash, United Kingdom Currency, United Kingdom Securities, U.S. Government Obligations, Short Term Money Market Instruments, FNMA Certificates, FHLMC Certificates, FHLMC Multifamily Securities, GNMA Certificates and GNMA Graduated Payment Securities, provided, (x) that not more than 20% in the aggregate of the total Discounted Value of Moody's Eligible Portfolio Property shall consist of the Australian Government Securities and/or Australian Semi-Government Securities with a current outstanding issue size less than A$150,000,000 and (y) that not more than 10% in the aggregate of the total Discounted Value of Moody's Eligible Portfolio Property shall consist of Australian Semi-Government Securities described under items 17, 18 and 19 of such definition.

         "Moody's Test" has the meaning set forth in paragraph 7(a) hereof.

         "MMSs" are mortgage-backed securities issued against mortgage pools by MGICA Securities Ltd., a wholly-owned subsidiary of AMP Society Ltd., an Australian insurance company, and rated by Australian Ratings.

         "MTCs" are securities issued against specific mortgages by a trustee and are similar to "pass-through" certificates. MTCs are issued on a continuous basis, insured by Australian insurance companies against both mortgage default and an early call, and rated by Australian Ratings.

         "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

         "1940 Act AMPS Asset Coverage" means asset coverage, as defined in section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Corporation which are stock, including all outstanding shares of AMPS (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of paying dividends on its common stock).

         "1940 Act Cure Date," with respect to the failure by the Corporation to maintain the 1940 Act AMPS Asset Coverage (as required by paragraph 6 hereof) as of the last Business Day of each month, means the last Business Day of the following month.

         "NMMC Securities" are securities issued by National Mortgage Market Corporation Ltd. ("NMMC"), which include AUSSIE MACs, which are medium term bearer securities, and National Mortgage Market Bonds. NMMC is a private company which is owned partially by the Government of the State of Victoria and partially by private institutions. Both AUSSIE MACs and National Mortgage Bonds are rated by Australian Ratings.

         "Non-Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

         "Non-Payment Period" means, with respect to the AMPS, any period commencing on and including the day on which the Corporation shall fail to (i) declare, prior to the close of business on the second Business Day preceding any Dividend Payment Date, for payment on or (to the extent permitted by paragraph 2(c)(i) hereof) within three Business Days after such Dividend Payment Date to the Holders as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on shares of AMPS payable on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Auction Agent by 12:00 noon, New York City time, (A) on such Dividend Payment Date the full amount of any cash dividend on such shares payable (if declared) on such Dividend Payment Date or (B) on any redemption date for any shares of AMPS called for redemption, the Mandatory Redemption Price per share of such AMPS or, in the case of an optional redemption, the Optional Redemption Price per share, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid cash dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that, a Non-Payment Period shall not end unless the Corporation shall have given at least five days' but no more than 30 days' written notice of such deposit or availability to the Auction Agent, all Existing Holders (at their addresses appearing in the Stock Books) and the Securities Depository. Notwithstanding the foregoing, the failure by the Corporation to deposit funds as provided for by clauses (ii) (A) or (ii)
(B) above within three Business Days after any Dividend Payment Date or redemption date, as the case may be, in each case to the extent contemplated by paragraph 2(c)(i) hereof shall not constitute a "Non-Payment Period."

         "Non-Payment Period Rate" means, initially, 300% of the applicable Reference Rate provided that the Board of Directors of the Corporation shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Directors of the Corporation determines and Moody's and S&P (and any Substitute Rating Agency in lieu of Moody's or S&P in the event either of such parties shall not rate ____ AMPS) advise the Corporation in writing that such adjustment, modification, alteration or change will not adversely affect their then-current ratings on the AMPS.

          "Normal Dividend Payment Date" has the meaning set forth in paragraph 2(b)(1) hereof.

          "Notice of Redemption" means any notice with respect to the redemption of shares of AMPS pursuant to paragraph 4 hereof.

          "Notice of Revocation" has the meaning set forth in paragraph 2(c)(iii) hereof.

          "Notice of Special Dividend Period" has the meaning set forth in paragraph 2(c)(iii) hereof.

          "Optional Redemption Price" shall mean $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption plus any applicable redemption premium attributable to the designation of a Premium Call Period.

          "Outstanding" means, as of any date (i) with respect to AMPS, shares of AMPS theretofore issued by the Corporation except, without duplication, (A) any shares of AMPS theretofore cancelled or delivered to the Auction Agent for cancellation, or redeemed by the Corporation, or as to which a Notice of Redemption shall have been given and moneys shall have been deposited in trust by the Corporation pursuant to paragraph 4(c) and (B) any shares of AMPS as to which the Corporation or any Affiliate thereof shall be an Existing Holder, provided that shares of AMPS held by an Affiliate shall be deemed outstanding for purposes of calculating the AMPS Basic Maintenance Amount and (ii) with respect to shares of other Preferred Stock, has the equivalent meaning.

          "Parity Stock" means the AMPS and each other outstanding series of Preferred Stock the holders of which, together with the holders of the AMPS, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to the full respective preferential amounts to which they are entitled, without preference or priority one over the other.

          "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

          "Potential Holder" shall mean any Person, including any Existing Holder, (A) who shall have executed a Purchaser's Letter and (B) who may be interested in acquiring shares of AMPS (or, in the case of an Existing Holder, additional shares of AMPS).

          "Preferred Stock" means the preferred stock of the Corporation, and includes the AMPS.

          "Premium Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

          "Pricing Service" shall mean any of Reuters Information Services, Inc., Telerate Systems, Inc., Bloomberg L.P. or Wood Gundy Inc. or any other pricing service designated by the Board of Directors of the Corporation provided the Corporation obtains written assurance from S&P and Moody's that such designation will not impair the rating then assigned by S&P and Moody's to the AMPS.

          "Portfolio Calculation" shall have the meaning specified in paragraph 7(b)(ii).

          "Purchaser's Letter" means a letter addressed to the Corporation, the Auction Agent and a Broker-Dealer in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell shares of AMPS as set forth in paragraph 13 hereof.

          "Quarterly Valuation Date" means the last Valuation Date of January, April, July and October of each year.

          "Rating" means a rating assigned by S&P or Moody's to a particular security or to a particular issuer; provided, however, in the case of S&P, a particular unrated security will be deemed to have received the rating S&P has assigned to a rated debt security if S&P shall have received a letter from the President, Vice President, or Treasurer of the Corporation certifying that the unrated issue is identical to the rated issue in respect of (i) its terms, (ii) its ranking, (iii) its issuer and (iv) guarantees and any other support mechanisms provided by the issuer or any third party to enhance the credit of the rated security.

          "Rating Agencies" means Moody's and S&P or their successors so long as such rating agency is then rating the AMPS.

          "Reference Rate" means: (i) with respect to a 7-Day Dividend Period or a Short Term Dividend Period having fewer than 183 days, the applicable "AA" Composite Commercial Paper Rate, (ii) with respect to any Short Term Dividend Period having 183 or more but fewer than 364 days, the applicable U.S. Treasury Bill Rate and (iii) with respect to any Long Term Dividend Period, the applicable U.S. Treasury Note Rate.

          "Reporting Date," with respect to any price referred to in the definition of the Market Value of an item of Eligible Portfolio Property, shall mean the date as of which the Market Value of such item of Eligible Portfolio Property is to be determined.

          "Repurchase Agreements" means, repurchase obligations with respect to a U.S. Government Obligation, FNMA Certificate, FHLMC Certificate or GNMA Certificate under which the Fund buys such securities from counterparties who agree to buy back such securities within one Business Day from the date such repurchase obligations were entered into where the counterparty is either (i) a depository institution the deposits of which (x) are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation, (y) the commercial paper or other unsecured short-term debt obligations of which are rated Prime-1 by Moody's and A-1+ by S&P, and (z) the long-term debt obligations of which are rated at least A-2 by Moody's; or (ii) a broker-dealer registered as such with the Securities and Exchange Commission under the Securities Act of 1934, as amended, (x) the commercial paper or other unsecured short-term debt obligation of which are rated Prime-1 by Moody's and A-1+ by S&P and (z) the long-term debt obligations of which are rated at least A-2 by Moody's.

          "Request for Special Dividend Period" has the meaning set forth in paragraph 2(c)(iii) hereof.

          "Response" has the meaning set forth in paragraph 2(c)(iii) hereof.

          "S&P" means Standard & Poor's Corporation or its successors.

          "S&P Eligible Portfolio Property" means Australian Bank Bills, Australian Currency, Australian Government Securities, Australian Semi-Government Securities, Canadian Currency, Canadian Securities, Cash, United Kingdom Currency, United Kingdom Securities, U.S. Government Obligations, Short Term Money Market Instruments, FNMA Certificates, FHLMC Certificates, FHLMC Multifamily Securities, GNMA Certificates, GNMA Graduated Payment Securities, Australian Eurobonds and Australian Corporate Bonds; provided, that no Australian Government Securities or Australian Semi-Government Securities contained in S&P Eligible Portfolio Property shall have a current outstanding issue size less than A$10,000,000 (as determined on each Quarterly Valuation
Date); provided further that, not more than 10% in the aggregate of the total Discounted Value of the S&P Eligible Portfolio Property shall consist of Australian Semi-Government Securities issued by any single issuer (except that in the case of New South Wales Treasury Corporation, such percentage shall be 25%) and that not more than 20% in the aggregate of the total Market Value of the S&P Eligible Portfolio Property shall consist of Australian Semi-Government Securities guaranteed by any single state (except that in the case of each of Victoria and New South Wales, such percentage shall be 25%).

          "S&P Test" has the meaning set forth in paragraph 7(a) hereof.

          "Securities Depository" means The Depository Trust Company or any successor company or other entities selected by the Corporation as a securities depository for the shares of AMPS that agrees to follow the procedures required to be followed by such securities depository in connection with the shares of AMPS.

          "7-Day Dividend Period" means, with respect to the AMPS, a Dividend Period consisting of seven days.

          "Short Term Dividend Period" means a Dividend Period consisting of a specified number of days (other than 7), evenly divisible by seven and not fewer than seven or more than 364.

          "Short Term Money Market Instruments" means the following kinds of instruments, if on the date of purchase or other acquisition by the Corporation of such instrument the remaining term to maturity thereof is not more than 30 days

          (a) demand deposits in, certificates of deposit of, and (in the case of S&P only, bankers' acceptances) issued by, any depository institution, the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation, provided that, at the time of the Corporation's investment therein, the commercial paper or other unsecured short-term debt obligations of such depository institution are rated Prime-1 by Moody's and A-1+ by S&P and are issued by institutions whose long-term debt obligations are rated at least A2 by Moody's;

          (b) commercial paper rated at the time of the Corporation's investment therein Prime-1 by Moody's and A-1+ by S&P and issued by institutions whose long-term debt obligations are rated at least A2 by Moody's; provided, that in the case of Moody's such commercial paper must have a maturity of 270 days or less.

          "Special Dividend Period" means a Dividend Period consisting of (i) a specified number of days (other than 7), evenly divisible by seven, and not fewer than seven nor more than 364 or (ii) a specified number of whole years not greater than five years (in each case subject to adjustment as provided in paragraph 2(b)(i)).

          "Specific Redemption Provisions" means, with respect to a Special Dividend Period either, or any combination of, (i) a period (a "Non-Call Period") determined by the Board of Directors of the Corporation, after consultation with the Auction Agent and the Broker-Dealers, during which the shares of AMPS subject to such Dividend Period shall not be subject to redemption at the option of the Corporation and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Directors after consultation with the Auction Agent and the Broker-Dealers, during each year of which the shares of AMPS subject to such Dividend Period shall be redeemable at the Corporation's option at a price per share equal to $50,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $50,000, as determined by the Board of Directors of the Corporation after consultation with the Auction Agent and the Broker-Dealers.

          "Stock Books" means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent, of Existing Holders of the AMPS.

          "Stock Register" means the register of Holders maintained on behalf of the Corporation by the Auction Agent in its capacity as transfer agent and registrar for the AMPS.

          "Subsequent Dividend Period," with respect to AMPS, has the meaning set forth in paragraph 2(c)(i) hereof.

          "Substitute-Commercial Paper Dealers" means such Substitute Commercial Paper Dealer or Dealers as the Corporation may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

          "Substitute Rating Agency" and "Substitute Rating Agencies" mean a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations, respectively, selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates and successors, after consultation with the Corporation, to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the shares of AMPS.

          "Type I Corporate Bonds" as of any date means Corporate Bonds whose Moody's rating is Aaa and whose S&P rating is AAA as of such date.

          "Type II Corporate Bonds" as of any date means Corporate Bonds whose Moody's rating is at least Aa and whose S&P rating is at least AA- as of such date.

          "United Kingdom Currency" means such coin or currency of the United Kingdom as at the time shall be legal tender for payment of public and private debts.

          "United Kingdom Government Securities" means, in the case of S&P, all publicly traded securities issued and guaranteed by the Government of the United Kingdom with fixed maturities (i.e. no perpetuals) and which are non-callable, non-convertible and not index-linked and in the case of Moody's, any publicly traded security which is (i) either issued by the Government of the United Kingdom and is rated Aaa by Moody's or is guaranteed by the Government of the United Kingdom or any semi-sovereign United Kingdom entity whose domestic currency long-term debt is rated Aaa by Moody's (ii) is denominated and payable in United Kingdom Currency or is convertible into a security constituting Moody's Eligible Portfolio Property and (iii) is not a variable rate, indexed-linked, zero coupon or stripped security.

          "United Kingdom Securities" means all United Kingdom Government Securities.

          "U.S. Government Obligations" means direct obligations of the United States, provided that such direct obligations are entitled to the full faith and credit of the United States and that any such obligations, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

          "U.S. Treasury Bill Rate" on any date means (i) the Interest Equivalent of the rate on the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York in its Composite 3:30 p.m. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Bill Rate on such date. "Alternate Treasury Bill Rate" on any date means the Interest Equivalent of the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as determined by bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

          "U.S. Treasury Note Rate," on any date means (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 p.m. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Note Rate on such date. "Alternate Treasury Note Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as determined by the bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

         "Valuation Date" means each Friday of each month or, if such day is not a Business Day, the next preceding Business Day, provided, that the first Valuation Date may occur on any other date established by the Corporation; provided, further, that such date shall not be earlier than 4 Business Days prior to, and not later than, the Date of Original Issue.

         "Voting Period" has the meaning specified in paragraph 5(b) hereof.

         (b) The foregoing definitions in Paragraph 1(a) have been established by the Board of Directors of the Corporation in order to obtain a "aa" rating from Moody's and a AA rating from S&P on the AMPS on their Date of Original Issue; and the Board of Directors of the Corporation shall have the authority to adjust, modify, alter or change from time to time the foregoing definitions and the restrictions and guidelines set forth thereunder and to add additional definitions or delete definitions if, where relevant to the rating accorded by Moody's and S&P or any Substitute Rating Agency, such agency advises the Corporation in writing that such adjustment, modification, alteration, change, addition or deletion will not adversely affect its then-current rating on the AMPS.

     2.  Dividends.

         (a) The Holders shall be entitled to receive, when as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, cumulative dividends each consisting of cash at the Applicable Rate and no more, payable on the respective dates set forth below. Dividends on the shares of AMPS so declared and payable shall be paid in preference to and in priority over any dividends declared and payable on the Common Stock.

         (b)   (i)   Cash dividends on shares of AMPS shall accumulate from
     the Date of Original Issue and shall be payable, when, as and if declared by the Board of Directors commencing on the Initial Dividend Payment Date. Following the Initial Dividend Payment Date the dividends on the AMPS will be payable, at the option of the Corporation, either (i) with respect to any 7-Day Dividend Period or any Short Term Dividend Period of 91 or fewer days on the day next succeeding the last day thereof, (ii) with respect to any Short Term Dividend Period of more than 91 and fewer than 365 days, on the 92nd day thereof, the 183rd day thereof, if any, the 274th day thereof, if any, and on the day next succeeding the last day thereof and (iii) with respect to any Long Term Dividend Period, quarterly on the first day of each January, April, July and October during such Long Term Dividend Period and on the day next succeeding the last day thereof (each such date referred to in clause (i), (ii) or (iii) being herein referred to as a "Normal Dividend Payment Date"), except that (i) if such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the next succeeding date if both such dates following the Normal Dividend Payment Date are Business Days, or (ii) if the date following such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date will be the date next preceding such normal Dividend Payment Date if both such date and such Normal Dividend Payment Date are Business Days or (iii) if such Normal Dividend Payment Date and either the preceding date or the succeeding date are not Business Days, then the Dividend Payment Date shall be the first Business Day next preceding such Normal Dividend Payment Date that is next succeeded by a Business Day. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exceptions discussed above, the next succeeding Dividend Payment Date, subject to such exceptions, will occur on the next following originally scheduled date. If for any reason a Dividend Payment Date cannot be fixed as described above, then the Board of Directors shall fix the Dividend Payment Date. The Initial Dividend Period, 7-Day Dividend Periods and Special Dividend Periods are hereinafter sometimes referred to as Dividend Periods. Each dividend payment date determined as provided above is hereinafter referred to as a "Dividend Payment Date."

               (ii) Each dividend shall be paid to Holders as they appear in the Stock Register as of 12:00 noon, New York City time, on the Business Day preceding the dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as they appear on the Stock Register on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the Board of Directors of the Corporation.

         (c)   (i)    During the period from and including the Date of Original
Issue to but excluding the Initial Dividend Payment Date (the "Initial Dividend Period"), the Applicable Rate shall be the Initial Dividend Rate. Commencing on the Initial Dividend Payment Date, the Applicable Rate for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period"), which Subsequent Dividend Period shall commence on and include a Dividend Payment Date and shall end on and include the calendar day prior to the next Dividend Payment Date, shall be equal to the rate per annum that results from implementation of the Auction Procedures.

               The Applicable Dividend Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate; and each Dividend Period, commencing after the first day of, and during, a Non-Payment Period shall be a 7-Day Dividend Period. Any amount of any dividend due on any Dividend Payment Date (if, prior to the close of business on the second Business Day preceding such Dividend Payment Date, the Corporation has declared such dividend payable on such Divided Payment Date to the Holders of such shares of AMPS as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any shares of AMPS not paid to such Holders when due may be paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that, such amount is accompanied by a late charge calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365. For the purposes of the foregoing, payment to a person in same-day funds on any Business Day at any time shall be considered equivalent to payment to such person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.

               (ii) The amount of cash dividends per share of AMPS payable (if declared) on each Dividend Payment Date of each 7-Day Dividend Period and each Short Term Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be the number of days in such Dividend Period such share was outstanding and the denominator of which will be 365, multiplying the amount so obtained by $50,000, and rounding the amount so obtained to the nearest cent. During any Long Term Dividend Period, the amount of dividends per share payable on any Dividend Payment Date shall be computed on the basis of a year consisting of twelve 30-day months.

               (iii) With respect to each Dividend Period that is a Special Dividend Period, the Corporation may, at its sole option and to the extent permitted by law, by telephonic and written notice (a "Request for Special Dividend Period") to the Auction Agent and to each Broker-Dealer, request that the next succeeding Dividend Period for the AMPS be a number of days (other than 7), evenly divisible by seven, and not fewer than seven or more than 364 in the case of a Short Term Dividend Period or a number of whole years not greater than five years in the case of a Long Term Dividend Period, specified in such notice, provided that for any Auction occurring after the initial Auction, the Corporation may not give a Request for Special Dividend Period (and any such request shall be null and void) unless the Corporation has received written confirmation from Moody's and S&P that such action would not impair the ratings then assigned to the AMPS by Moody's and S&P and unless Sufficient Clearing Bids were made in the last occurring Auction and unless full cumulative dividends and any amounts due with respect to redemptions payable prior to such date have been paid in full. Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the fourth day but not more than seven days prior to an Auction Date for the AMPS and, in the case of a Long Term Dividend Period, shall be given on or prior to the 14th day but not more than 28 days prior to an Auction Date for the AMPS. Upon receiving such Request for Special Dividend Period, the Broker-Dealer(s) shall jointly determine whether, given the factors set forth below, it is advisable that the Corporation issue a Notice of Special Dividend Period for the AMPS as contemplated by such Request for Special Dividend Period and the Optional Redemption Price of the AMPS during such Special Dividend Period and the Specific Redemption Provisions and shall give the Corporation and the Auction Agent written notice (a "Response") of such determination by no later than the third day prior to such Auction Date. In making such determination the Broker-Dealer(s) will consider
(1) existing short-term and long-term market rates and indices of such short-term and long-term rates, (2) existing market supply and demand for short-term and long-term securities, (3) existing yield curves for short-term and long-term securities comparable to the AMPS, (4) industry and financial conditions which may affect the AMPS, (5) the investment objective of the Corporation, and (6) the Dividend Periods and dividend rates at which current and potential beneficial holders of the AMPS would remain or become beneficial holders. If the Broker-Dealer(s) shall not give the Corporation and the Auction Agent a Response by such third day or if the Response states that given the factors set forth above it is not advisable that the Corporation give a Notice of Special Dividend Period for the AMPS, the Corporation may not give a Notice of Special Dividend Period in respect of such Request for Special Dividend Period. In the event the Response indicates that it is advisable that the

Corporation give a Notice of Special Dividend Period for the AMPS, the Corporation may by no later than the second day prior to such Auction Date give a notice (a "Notice of Special Dividend Period") to the Auction Agent, the Securities Depository and each Broker-Dealer which notice will specify (i) the duration of the Special Dividend Period, (ii) the Optional Redemption Price as specified in the related Response and (iii) the Specific Redemption Provisions, if any, as specified in the related Response. The Corporation shall not give a Notice of Special Dividend Period or, if the Corporation shall have already given a Notice of Special Dividend Period, the Corporation is required to give telephonic and written notice (a "Notice of Revocation") to the Auction Agent, each Broker-Dealer, and the Securities Depository on or prior to the Business Day prior to the relevant Auction Date if (x) either the 1940 Act AMPS Asset Coverage is not satisfied or the Corporation shall fail to satisfy either the Moody's Test or S&P Test in each case on each of the two Valuation Dates immediately preceding the Business Day prior to the relevant Auction Date on an actual basis and on a pro forma basis giving effect to the proposed Special Dividend Period (using as a pro forma dividend rate with respect to such special Dividend Period the dividend rate which the Broker-Dealers shall advise the Corporation is an approximately equal rate for securities similar to the AMPS with an equal dividend period), provided that in calculating the aggregate Discounted Value of Moody's Eligible Portfolio Property, the Moody's exposure period shall be deemed to be one week longer than the period utilized to produce the discount factors assigned by Moody's under the definition of Discount Factors found in paragraph 1(a), (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been irrevocably deposited with the Auction Agent by the close of business on the third Business Day preceding the related Auction Date or (z) the Broker-Dealer(s) jointly advise the Corporation that after consideration of the factors listed above they have concluded that it is advisable to give a Notice of Revocation. If the Corporation is prohibited from giving a Notice of Special Dividend Period as a result of any of the factors enumerated in clause (x), (y) or (z) of the prior sentence or if the Corporation gives a Notice of Revocation with respect to a Notice of Special Dividend Period for the AMPS, the next succeeding Dividend Period for that series will be a 7-Day Dividend Period. In addition, in the event Sufficient Clearing bids are not made in the applicable Auction or such Auction is not held for any reason, such next succeeding Dividend Period will be a 7-Day Dividend Period and the Corporation may not again give a Notice of Special Dividend Period for the AMPS (and any such attempted notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a 7-Day Dividend Period.

         (d)   (i)    Holders shall not be entitled to any dividends, whether
payable in cash, property or stock, in excess of full cumulative dividends and applicable late charge, as herein provided, on the shares of AMPS. Except for the late charge payable pursuant to paragraph 2(c)(i) hereof, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of AMPS that may be in arrears.

               (ii) For so long as any share of AMPS is Outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other stock, if any, ranking junior to the shares of AMPS as to dividends or upon liquidation) in respect of the Common Stock or any other stock of the Corporation ranking junior to or on a parity with the shares of AMPS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of the Common Stock or any other such junior stock (except by conversion into or exchange for stock of the Corporation ranking junior to the shares of AMPS as to dividends and upon liquidation) or any other such Parity Stock (except by conversion into or exchange for stock of the Corporation ranking junior to or on a parity with the shares of AMPS as to dividends and upon liquidation), unless (A) immediately after such transaction, the Corporation shall satisfy the Moody's Test and the S&P Test and the Corporation shall maintain the 1940 Act AMPS Asset Coverage, (B) full cumulative dividends on shares of AMPS due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent, and (C) the Corporation has redeemed the full number of shares of AMPS required to be redeemed by any provision for mandatory redemption contained herein.

               (iii) For so long as any shares of AMPS are outstanding, the Corporation shall not create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other material encumbrance of any kind (collectively "Liens") upon any of its Eligible Portfolio Property, except for (A) Liens the validity of which are being contested in good faith by appropriate proceedings, and, in the case of Moody's, with respect to which Moody's has indicated would not affect the rating then assigned by Moody's and (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty.

               (iv) For so long as the AMPS shall be rated by S&P or Moody's, the Corporation shall not borrow money, except for the purpose of clearing transactions in portfolio securities, or guaranty another party's obligations or, unless it has received written confirmation from S&P and/or Moody's that such activity would not adversely affect the respective ratings of S&P and/or Moody's, (i) lend securities, (ii) issue any class or series of stock ranking prior to or on a parity with any series of AMPS with respect to the payment of dividends or the distribution of assets of the Corporation, (iii) engage in short sales, (iv) sell or purchase futures or options other than Forward Contracts, (v) engage in reverse repurchase agreements or (vi) merge or consolidate with any other corporation or entity.

         (e)   Each dividend shall consist of cash at the Applicable Dividend
               Rate.

         (f)   No fractional shares of AMPS shall be issued.

     3. Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders shall be entitled to receive, out of the assets of the Corporation available for distribution to shareholders, before any distribution or payment is made upon any Common Stock or any other capital stock ranking junior in right of payment upon liquidation to the AMPS, the sum of $50,000 per share plus accumulated but unpaid dividends (whether or not earned or declared) thereon to date of distribution, and after such payment the holders of AMPS will be entitled to no other payments. If upon liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the AMPS and any other Outstanding class or series of Preferred Stock of the Corporation ranking on a parity with the AMPS as to payment upon liquidation are not paid in full, the Holders and the holders of such other class or series will share ratably in any such distribution of assets in proportion to the respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the Holders will not be entitled to any further participation in any distribution of assets by the Corporation. A consolidation, merger or statutory share exchange of the Corporation with or into any other Corporation or entity or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the corporation.

     4.  Redemption.

           (a) Shares of AMPS shall be redeemable by the Corporation as provided below:

                   (i) To the extent Permitted under the 1940 Act and Maryland law, upon giving a Notice of Redemption, the Corporation at its option may redeem shares of AMPS, in whole or in part, out of funds legally available therefor, at the Optional Redemption Price per share, on any Dividend Payment Date provided that no share of AMPS may be redeemed at the option of the Corporation during a Non-Call Period to which such share is subject. The Corporation may not give a Notice of Redemption relating to an optional redemption as described is this paragraph 4(a)(i) unless, at the time of giving such Notice of Redemption, the Corporation has available Deposit Securities with maturity dates not later than the day preceding the applicable redemption date and having a value not less than the amount due to Holders by reason of the redemption of their shares of AMPS on such redemption date.

                   (ii) The Corporation shall redeem, out of funds legally available therefor, at the Mandatory Redemption Price per share, shares of AMPS to the extent permitted under the 1940 Act and Maryland law, on a date fixed by the Board of Directors, if the Corporation fails to satisfy either the Moody's Test or the S&P Test as provided in paragraph 7(a) or to satisfy the 1940 Act AMPS Asset Coverage as provided in paragraph 6 and such failure is not cured on or before the AMPS Basic Maintenance Cure Date or the 1940 Act Cure Date (herein respectively referred to as a "Cure Date"), as the case may be. The number of shares of AMPS to be redeemed shall be equal to the lesser of (i) the minimum number of shares of AMPS the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all shares of other Preferred Stock subject to redemption or retirement, would result in satisfaction of the Moody's Test or the S&P Test or the 1940 Act AMPS Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares of AMPS and shares of other Preferred Stock the redemption of which would have such result, all shares of AMPS and other Preferred Stock then Outstanding shall be redeemed), and (ii) the maximum number of shares of AMPS,

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

     together with all shares of other Preferred Stock subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor on such redemption date. In determining the number of shares of AMPS required to be redeemed in accordance with the foregoing, the Corporation shall allocate the number required to be redeemed which would result in the satisfaction of the Moody's Test or the S&P Test or the 1940 Act AMPS Asset Coverage, as the case may be, pro rata among shares of AMPS and other Preferred Stock subject to redemption pursuant to provisions similar to those contained in this paragraph 4(a)(ii); provided that, shares of AMPS which may not be redeemed at the option of the Corporation due to the designation of a Non-Call Period applicable to such shares (A) will be subject to mandatory redemption only to the extent that other shares are not available to satisfy the number of shares required to be redeemed and (B) will be selected for redemption in an ascending order of outstanding number of days in the Non-Call Period (with shares with the lowest number of days to be redeemed first) and by lot in the event of shares having an equal number of days in such Non-Call Period. The Corporation shall affect such redemption on a Business Day which is not later than 30 days after such Cure Date, except that if the Corporation does not have funds legally available for the redemption of all of the required number of shares of AMPS and shares of other Preferred Stock which are subject to mandatory redemption or the Corporation otherwise is unable to affect such redemption on or prior to 30 days after such Cure Date, the Corporation shall redeem those shares of AMPS which it is unable to redeem, on the earliest practicable date on which it is able to effect such redemption out of funds legally available therefor.

          (b) Notwithstanding any other provision of this paragraph 4, no shares of AMPS may be redeemed pursuant to paragraph 4(a)(i) hereof unless (i) all dividends in arrears on all remaining outstanding shares of Parity Stock shall have been or are being contemporaneously paid or declared and set apart for payment and (ii) if redemption thereof would result in the Corporation's failure to satisfy either the Moody's Test or the S&P Test. In the event that less than all the outstanding shares of AMPS are to be redeemed and there is more than one Holder, the shares of AMPS to be redeemed shall be selected by lot or such other method as the Corporation shall deem fair equitable.

          (c) So long as the AMPS shall be rated by Moody's, the Corporation shall, by the fifth Business Day after a Failure to Cure, be required to hold an amount, composed of Cash or any other asset constituting Moody's Eligible Portfolio Property which has a Moody's Discount Factor as of such fifth Business Day of 1.000 and which matures prior to the date set for redemption which has an aggregate Discounted Value at least equal to the redemption payment for the shares of AMPS to be redeemed; provided, however, that this obligation may be satisfied by depositing Cash in trust as contemplated by paragraph 4(d) below; and provided further that the Corporation shall sell assets prior to such fifth Business Day if necessary to meet the requirements of this paragraph (c), it being understood that in no event shall it sell any asset prior to maturity which had a Moody's Discount Factor of 1.000 measured as of the last Valuation Date on which the Moody's Test was met if it would be necessary to utilize such asset in order to make any redemption payment contemplated by this paragraph 4.

          (d) Whenever shares of AMPS are to be redeemed, the Corporation, not less than 5 nor more than 30 days prior to the date fixed for redemption, shall send a notice ("Notice of

Redemption") by first-class mail, postage prepaid or by facsimile transmission, to each Holder of shares of AMPS to be redeemed and to the Auction Agent. The Corporation shall cause the Notice of Redemption to also be published in the eastern and national editions of The Wall Street Journal. The Notice of Redemption shall set forth (i) the redemption date, (ii) the amount of the redemption price, (iii) the aggregate number of shares of AMPS to be redeemed,
(iv) the place or places where shares of AMPS are to be surrendered for payment of the redemption price, (v) a statement that dividends on the shares to the redeemed shall cease to accumulate on such redemption date and (vi) the provision of these Articles Supplementary pursuant to which such shares are being redeemed. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

          If the Notice of Redemption shall have been given as aforesaid and, concurrently or thereafter, the Corporation shall have deposited in trust with the Auction Agent a cash amount equal to the redemption payment for the shares of AMPS as to which such Notice of Redemption has been given with irrevocable instructions and authority to pay the redemption price to the Holders of such shares, then upon the date of such deposit or, if no such deposit is made, then upon such date fixed for redemption (unless the Corporation shall default in making the redemption payment), all rights of the Holders of such shares as such shareholders of the Corporation by reason of the ownership of such shares will cease and terminate (except their right to receive the redemption price in respect thereof but without interest), and such shares shall no longer be deemed outstanding. The Corporation shall be entitled to receive, from time to time, from the Auction Agent the interest, if any, on such moneys deposited with it and the Holders of any shares so redeemed shall have no claim to any of such interest. In case the Holder of any shares, so called for redemption shall not claim the redemption payment for his shares within one year after the date of redemption, the Auction Agent shall, upon demand, pay over to the Corporation such amount remaining on deposit and the Auction Agent shall thereupon be relieved of all responsibility to the Holder of such shares called for redemption and such Holder thereafter shall look only to the Corporation for the redemption payment.

     5.   Voting Rights

            (a) General. Each holder of AMPS shall be entitled to one vote for each share held on each matter on which the holders of the AMPS are entitled to vote and, except as otherwise provided in the Charter or By-Laws or by law, the holders of the AMPS and the Common Stock shall vote together as one class on all matters submitted to the stockholders; provided, however, that at any meeting of stockholders of the Corporation at which directors are to be elected, the holders of Preferred Stock of all series, voting separately as a single class, shall be entitled to elect two members of the Board of Directors, and the holders of Common Stock, voting separately as a single class, shall be entitled to elect the balance of the members of the Board of Directors, provided, further, however, that the identity of the two directors representing the holders of outstanding shares of Preferred Stock may be designated by the Board of Directors until the first meeting of the Corporation's stockholders at which holders of shares of Preferred Stock shall be entitled to vote for the election of directors.

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

          (b) Right to Elect Majority of Board of Directors.

                 (i) During any period in which (A) dividends on any outstanding Preferred Stock of any series shall be due and unpaid in an amount equal to two full years' dividends; or (B) the Corporation fails to redeem any shares of Preferred Stock that are required to be redeemed pursuant to paragraph 4(b) above or that would have been so redeemed but for the requirement that redemption be made out of legally available funds, or (C) holders of any other shares of Preferred Stock are entitled to elect a majority of the directors of the Corporation (the "Voting Period"), the number of directors constituting the Board of Directors shall automatically be increased by the smallest number that, when added to the two directors elected by the holders of Preferred Stock pursuant to paragraph 5(a) above, will constitute a majority of the total number of directors so increased; and at a special meeting of stockholders, which shall be called and held as soon as practicable, and at all subsequent meetings at which directors are to be elected, the holders of Preferred Stock of all series voting separately as a single class shall be entitled to elect the smallest number of additional directors of the Corporation who, together with the two directors elected by the holders of Preferred Stock pursuant to paragraph 5(a) above, will constitute a majority of the total number of directors of the Corporation so increased. The terms of office of the persons who are directors at the time of that election shall continue.

                 (ii) If the Corporation thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding shares of Preferred Stock of all series for all past dividend periods and if the Corporation has remedied any failure to redeem shares of Preferred Stock that are required to be redeemed pursuant to paragraph 4(a) above, and holders of no other series of Preferred Stock are entitled to elect a majority of the directors of the Corporation, the Voting Period and the voting rights stated in this paragraph 5(b) shall cease, and the terms of office of all additional directors elected by the holders of Preferred Stock (but not of the directors elected by the holders of Common Stock or the two directors regularly elected by the holders of Preferred Stock as provided in paragraph 5(a)), shall terminate automatically, subject always, however, to the revesting of such voting rights in the holders of shares of Preferred Stock upon the further occurrence of any of the events described in clauses (A), (B) or (C) of paragraph 5(b)(i).

          (c) Voting Procedures.

                 (i) As soon as practicable after the accrual of any right of the holders of shares of Preferred Stock to elect directors pursuant to paragraph 5(b), the Corporation shall call a special meeting of, and mail a notice to, such holders of shares of Preferred Stock. Such special meeting shall be held not less than 10 nor more than 80 days after the date of mailing of such notice. If the Corporation fails to send such notice, the meeting may be called by any holder of shares of Preferred Stock on like notice. The record date for determining the holders of shares of Preferred Stock entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day in which such notice is given. At any such special meeting and at each meeting at which directors are elected held during a Voting Period, the holders of

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

     shares of Preferred Stock, voting together as a class (to the exclusion of the holders of shares of Common Stock), shall be entitled to elect the number of directors prescribed in paragraph 5(b) above on a one-vote-per-share basis. At any such meeting or adjournment thereof in the absence of a quorum, a majority of the holders of shares of Preferred Stock, present in person or by proxy or any officer of the Corporation present entitled to preside or act as Secretary of such meeting shall have the power to adjourn the meeting without further notice to a date not more than 120 days after the original record date for such meeting.

                 (ii) For purposes of determining any rights of the holders of shares of Preferred Stock to vote on any matter, whether such right is created by the Articles of Incorporation, these Articles Supplementary, by statute or otherwise, only holders of shares of Outstanding Preferred Stock shall be entitled to vote.

                 (iii) The directors elected by the holders of shares of Preferred Stock pursuant to paragraph 5(b) shall (subject to the provisions of any applicable law) be subject to removal for cause only by the vote of the holders of at least 80% of the shares of Preferred Stock Outstanding and any vacancy resulting from such removal shall be filled for the unexpired term by the same vote. Any vacancy on the Board of Directors occurring for any other reason (in the case of directors subject to election by the holders of shares of Preferred Stock) may be filled only by vote of the holders of at least a majority of shares of Preferred Stock Outstanding, and if not so filled, such vacancy shall (subject to the provisions of any applicable law) be filled by a majority of the remaining directors (or the remaining director) who were elected by the holders of shares of Preferred Stock. Any other vacancy on the Board of Directors during a Voting Period shall be filled and provided in the Corporation's By-Laws.

          (d) Right to Vote with Respect to Certain Other Matters. So long as any shares of AMPS are Outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the shares of Preferred Stock Outstanding at the time, voting separately as one class: (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to or on a parity with any series of Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, other than the authorization, creation or issuance of other series of AMPS or increase the authorized amount of AMPS or any other Preferred Stock, or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to adversely affect any of the contract rights expressly set forth in the Charter of holders of shares of AMPS or any other Preferred Stock. To the extent permitted under the 1940 Act, in the event shares of more than one series of AMPS are outstanding, the Corporation shall not approve any of the actions set forth in clause (i) or (ii) which adversely affects the contract rights expressly set forth in the Charter of a Holder of shares of a series of AMPS differently than those of a Holder of shares of any other series of AMPS without the affirmative vote of the holders of at least a majority of the shares of AMPS of each series adversely affected and outstanding at such time (each such adversely affected series voting separately as a class). The Corporation shall notify Moody's and S&P 10 Business Days prior to any such vote described in clause (i) or (ii). Unless a higher percentage is provided for under the Charter, the affirmative vote of the holders of a majority of the Outstanding shares of Preferred Stock, including AMPS, voting together as a single class, will be required to approve any plan of reorganization (including bankruptcy proceedings) adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. The class vote of holders of shares of Preferred Stock, including AMPS, described above will, in each case, be in addition to a separate vote of the requisite percentage of shares of Common Stock and shares of Preferred Stock, including AMPS, voting together as a single class necessary to authorize the action in question.

              The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to such vote would otherwise be required shall be effected, all outstanding shares of AMPS shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

              (e) Exclusive Remedy. Unless otherwise required by law, the Holders shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. In the event that the Corporation fails to pay any dividends on the shares of AMPS or the Corporation fails to redeem any shares of AMPS which it is required to redeem, or any other event occurs which requires the mandatory redemption of AMPS and the required Notice of Redemption has not been given, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this paragraph 6. In no event shall the Holders have any right to sue for, or bring a proceeding with respect to, such dividends or redemptions or damages for the failure to receive the same.

              (f) Notification to S&P and Moody's. In the event a vote of Holders of AMPS is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Corporation shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify S&P and Moody's that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than ten Business Days after the vote is taken, notify S&P and Moody's of the result of such vote.

     6. 1940 Act AMPS Asset Coverage. The Corporation shall maintain, as of the last Valuation Day of each month in which any share of AMPS is outstanding, the 1940 Act AMPS Asset Coverage.

     7.   AMPS Basic Maintenance Amount.

              (a) The Corporation shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date,
(i) S&P Eligible Portfolio Property having an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount, (the "S&P Test") and (ii) Moody's Eligible Portfolio Property having an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount (the "Moody's Test"). Upon any failure to satisfy either the S&P Test or the Moody's Test, the Corporation will use its best efforts to alter the composition of its portfolio so as to satisfy such test on or prior to the AMPS Basic Maintenance Cure Date.

              (b) On or before 10:00 a.m. New York City time on the fourth Business Day after (i) the Date of Original Issuance, (ii) each Quarterly Valuation Date thereafter, (iii) any Valuation Date on which the Corporation shall fail to satisfy either the Moody's Test or S&P

Test, (iv) any Valuation Date on which it cures its failure to satisfy either the Moody's Test or S&P Test, (v) any Valuation Date on which it fails to exceed the Moody's Test or the S&P Test by 25% or more, or (vi) any Valuation Date as may be specified by S&P, the Corporation shall complete and deliver to Moody's and S&P and the Auction Agent, in the case of clauses (i) and (ii) and to the relevant Rating Agency, in the case of clauses (iii) - (vi), an AMPS Basic Maintenance Report as of the relevant Valuation Date. In addition, on or before 5:00 p.m., New York City time, on the first Business Day after a date on which shares of Common Stock are repurchased by the Corporation, the Corporation will also complete and deliver to the Auction Agent, S&P and Moody's an AMPS Basic Maintenance Report as of the close of business on the date the Common Stock was repurchased. All such AMPS Basic Maintenance Reports shall be deemed to have been delivered to Moody's, S&P or the Auction Agent upon receipt of a copy or telecopy, telex or other electronic transcription thereof if on the same day the Corporation mails the AMPS Basic Maintenance Report for delivery on the next possible Business Day. A failure by the Corporation to deliver an AMPS Basic Maintenance Report as contemplated by this paragraph 7(b) shall be deemed to be delivery of an AMPS Basic Maintenance Report indicating a failure to satisfy the Moody's Test and the S&P Test.

              (c) Within seven Business Days after the required date of delivery of the initial AMPS Basic Maintenance Report or any AMPS Basic Maintenance Report delivered with respect to a Quarterly Valuation Date in accordance with paragraph 7(b) above, the Corporation shall deliver to the Auction Agent and the Rating Agencies a report or reports (the "Accountant's Confirmation") reviewing the portfolio calculations, prepared by the Corporation's Independent Accountants, relating to such AMPS Basic Maintenance Report (and reviewing the portfolio calculations relating to any other AMPS Basic Maintenance Report, randomly selected by the Independent Accountants, that was delivered by the Corporation during the quarter ending on each Quarterly Valuation Date) substantially to the effect that (i) the Independent Accountants have read such AMPS Basic Maintenance Report (each, a "Report"); (ii) with respect to the 1940 Act AMPS Asset Coverage Ratio, AMPS Basic Maintenance Amount and Minimum Liquidity Level, the result of the calculations set forth in each Report have been recalculated and are numerically correct; (iii) with respect to the excess or deficiency of the aggregate Discounted Value of the S&P Eligible Portfolio Property or the Moody's Eligible Portfolio Property amount when compared to the AMPS Basic Maintenance Amount, the results of the calculation set forth in each Report have been recalculated and are numerically correct;
(iv) with respect to the excess or deficiency of the Dividend Coverage Assets amount when compared to the Minimum Liquidity Level, the result of the calculations set forth in each Report have been recalculated and are numerically correct; (v) with respect to (a) any trade price, bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided to the Corporation for purposes of valuing securities in the Corporation's portfolio, the Independent Accountant has compared the price used in such Report to the trade price, the bid or mean price listed in such Report as provided to the Corporation and verified that such information agrees; (b) with respect to the lower of two bid prices provided to the Corporation for purposes of valuing securities in the portfolio, the Independent Accountants have compared the price used in each Report with the lower of the two bid prices listed in the Report and verified that such information agrees (in the event such information does not agree, the Independent Accountants will provide a listing in their report of such differences); and (vi) that the assets listed in each Report conform with the definition of S&P Eligible Portfolio Property or Moody's Eligible Portfolio Property, as the case may be. If any letter reviewing the portfolio calculations delivered pursuant to this paragraph

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

shows that an error was made in an AMPS Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered or shows that a lower aggregate Discounted Value for the aggregate of all S&P Eligible Portfolio Property or Moody's Eligible Portfolio Property, as the case may be, was determined by the Independent Accountants, the calculation or determination made by such Independent Accountants shall be final and conclusive and shall be binding on the Corporation, and the Corporation shall promptly amend the AMPS Basic Maintenance Report and deliver the amended AMPS Basic Maintenance Report to the Auction Agent, S&P and Moody's.

              (d) For so long as shares of AMPS are rated by Moody's, in managing the Corporation's portfolio, the Investment Manager will not alter the composition of the Corporation's portfolio if, in the reasonable belief of the Investment Manager, the effect of any such alteration would be to cause the Corporation to have Moody' Eligible Portfolio Property with an aggregate Discounted Value, as of the immediately preceding Valuation Date, less than the AMPS Basic Maintenance Amount as of such Valuation Date; provided, however, that in the event that, as of the immediately preceding Valuation Date, the aggregate Discounted Value of Moody's Eligible Portfolio Property exceeded the AMPS Basic Maintenance Amount by 25% or less, the Investment Manager will not alter the composition of the Corporation's portfolio in a manner reasonable expected to reduce the aggregate Discounted Value of Moody's Eligible Portfolio Property unless the Corporation shall have confirmed that, after giving effect to such alteration, the aggregate Discounted Value of Moody's Eligible Portfolio Property would exceed the AMPS Basic Maintenance Amount.

      8.  Liquidity Coverage.

              (a) For so long as the AMPS shall be rated by S&P, as of each Valuation Date as long as any shares of AMPS are Outstanding, the Corporation shall determine (i) the Market Value of the Dividend Coverage Assets owned by the Corporation as of that Valuation Date, (ii) the Dividend Coverage Amount on that Valuation Date, and (iii) whether the Minimum Liquidity Level is met as of the Valuation Date. The calculations of the Dividend Coverage Assets, the Dividend Coverage Amount and whether the Minimum Liquidity Level is met shall be set forth in a certificate (a "Certificate of Minimum Liquidity") dated as of the Valuation Date. The AMPS Basic Maintenance Report and the Certificate of Minimum Liquidity may be combined in one certificate. The Corporation shall cause the Certificate of Minimum Liquidity to be delivered to the Auction Agent not later than the close of business on the third Business Day after the Valuation Date. The Minimum Liquidity Level shall be deemed to be met as of any date of determination if the Corporation has timely delivered a Certificate of Minimum Liquidity relating to such date, which states that the same has been met and which is not manifestly inaccurate. In the event that a Certificate of Minimum Liquidity is not delivered to the Auction Agent when required, the Minimum Liquidity Level shall be deemed not to have been met as of the applicable date.

              (b) If the Minimum Liquidity Level is not met as of any Valuation Date, then the Corporation shall purchase or otherwise acquire Dividend Coverage Assets (with the proceeds from the liquidation of Eligible Portfolio Property or otherwise) to the extent necessary so that the Minimum Liquidity Level is met as of the fifth Business Day following such Valuation Date. The Corporation shall, by such fifth Business Day, provide to the Auction Agent a Certificate of

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

Minimum Liquidity setting forth the calculations of the Dividend Coverage Assets and the Dividend Coverage Amount and showing that the Minimum Liquidity Level is met as of such fifth Business Day together with a report of the custodian of the Corporation's assets confirming the amount of the Corporation's Dividend Coverage Assets as of such fifth Business Day and in any event, by the next Dividend Payment Date.

     9.  Calculation of AMPS Basic Maintenance Amount; Accounting Treatment.

              (a) Eligible Portfolio Property of the Corporation shall be determined on an accrual basis in accordance with customary practice under which Eligible Portfolio Property purchased and not yet received are so reflected as Eligible Portfolio Property.

              (b) Dividends on the Common Stock which are payable in Common Stock shall, after the effective date of any election by a holder of Common Stock to receive such dividend, be excluded from current liabilities.

              (c) Withholding taxes with respect to interest earned on any asset of the Corporation if such interest is not included in Eligible Portfolio Property, shall be excluded from current liabilities.

              (d) With respect to Eligible Portfolio Property sold by the Corporation as of or prior to the Valuation Date, the Market Value of such property will be reflected in Eligible Portfolio Property and will be discounted at the appropriate Discount Factor, provided, however, that if the determination is being made by Moody's, the sales price of such property will be reflected as Cash or Australian Currency, Canadian Currency or United Kingdom Currency, as appropriate, to the extent that such receivable is due and payable within 5 Business Days (determined as for a Valuation Date) and trades generating the receivable are (i) settled through clearing house firms with respect to which the issuer has received prior authorization from Moody's or (ii) with counterparties having a long-term rating by Moody's of at least Baa3 and if the determination is being made for S&P, the sales price of such property will be reflected in Cash or Australian Currency, Canadian Currency or United Kingdom Currency, as appropriate, to the extent that such receivable is due and payable within 5 Business Days (determined as for a Valuation Date).

    10. Other Permitted Assets. In addition to Eligible Portfolio Property, the Corporation may own other assets and securities, if the inclusion of any such type of assets or securities is deemed by the Board of Directors to be in the best interest of the Corporation. Other assets and other securities may be included in a Rating Agency's Eligible Portfolio Property if such Rating Agency has advised the Corporation in writing that the inclusion of such assets or securities in Eligible Portfolio Property would not adversely affect its respective then-current ratings of the shares of AMPS.

    11. Failure to Satisfy the Moody's Test or the S&P Test. Within ten Business Days after the date of delivery to the Auction Agent of a AMPS Basic Maintenance Report in accordance with paragraph 7(b) above relating to any Valuation Date on which the Corporation failed to satisfy the Moody's Test or the S&P Test, and relating to the Cure Date with respect to such failure to satisfy such test, the Independent Accountants will provide to the Auction Agent and the Rating Agencies an Accountant's Confirmation as to such AMPS Basic Maintenance Report.

    12.  Notice and Amendments

              (a) In addition to the authority given the Board of Directors to from time to time, adjust, modify, alter, change, add to or delete certain definitions and related terms set forth in paragraph 1(a) as contemplated by paragraph 1(b) hereof and the authority given the Corporation to interpret the provisions of paragraph 13 as contemplated by paragraph 13(f), the Board of Directors of the Corporation shall have the authority to amend, adjust, modify, alter or change the terms of the Articles Supplementary establishing the Series W-7 AMPS also without shareholder approval to reflect changes required in connection with the creation of one or more additional series of Auction Market Preferred Stock of the same class as the Series W-7 AMPS; provided, however, that no such additional series shall have any rights or preferences upon liquidation as to payments of dividends or conditions of redemption or voting power which are superior to the rights and conditions applicable to the Series W-7 AMPS, it being intended that every series of Auction Market Preferred Stock issued by the Corporation is to constitute a series of the same class for purposes of the 1940 Act.

              (b) All notices or communications, unless otherwise specified in the By-Laws of the Corporation or these Articles Supplementary, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

    13.  Auction Procedures.

              (a) Certain definitions. As used in this paragraph 13, the following terms shall have the following meanings, unless the context otherwise requires:

                     (i) "AMPS" shall mean the shares of AMPS being auctioned pursuant to this paragraph 13.

                     (ii) "Auction Date" shall mean the first Business Day preceding the first day of a Dividend Period.

                     (iii) "Available AMPS" shall have the meaning specified in paragraph 13(d)(i) below.

                     (iv) "Bid" shall have the meaning specified in paragraph 13(b)(i) below.

                     (v) "Bidder" shall have the meaning specified in paragraph 13(b)(i) below.

                     (vi) "Hold Order" shall have the meaning specified in paragraph 13(b)(i) below.

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

             (vii) "Maximum Applicable Rate" for any Dividend Period will be the Applicable Percentage of the Reference Rate. The Applicable Percentage will be determined based on the lower of the credit rating or ratings assigned on such date to such shares by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating).


                                                      Applicable
                 Credit Ratings                       Percentage
      --------------------------------------------    Reference
            Moody's                  S&P              Rate
      -------------------    ---------------------    -----------------

      "aa3" or higher            AA- or higher              150%
      "a3" to "a1"               A- to A+                   175%
      "baa3" to "baa1"           BBB- to BBB+               250%
      Below "baa3"               Below BBB-                 300%

      The Corporation shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for the AMPS. If either S&P or Moody's shall not make such a rating available, or neither S&P nor Moody's shall make such a rating available, Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates and successors, after consultation with the Corporation, shall select a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations to act as a Substitute Rating Agency or Substitute Rating Agencies, as the case may be.

             (viii) "Order" shall have the meaning specified in paragraph 13(b)(i) below.

             (ix) "Sell Order" shall have the meaning specified in paragraph 13(b)(i) below.

             (x) "Submission Deadline" shall mean 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all orders obtained by it for the Auction to be conducted on such Auction Date.

             (xi) "Submitted Bid" shall have the meaning specified in paragraph 13(d)(i) below.

             (xii) "Submitted Hold Order" shall have the meaning specified in paragraph 13(d)(i) below.

             (xiii) "Submitted Order" shall have the meaning specified in paragraph 13(d)(i) below.

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

            (xiv) "Submitted Sell Order" shall have the meaning specified in paragraph 13(d)(i) below.

            (xv) "Sufficient Clearing Bids" shall have the meaning specified in paragraph 13(d)(i) below.

            (xvi) "Winning Bid Rate" shall have the meaning specified in paragraph 13(d)(i) below.

      (b) Orders by Existing Holders and Potential Holders.

            (i)   On or prior to the Submission Deadline on each Auction Date:

                  (A) each Existing Holder may submit to a Broker-Dealer information as to:

                  (1) the number of Outstanding shares, if any, of AMPS held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                  (2) the number of Outstanding shares, if any, of AMPS held by such Existing Holder which such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by each Existing Holder; and/or

                  (3) the number of Outstanding shares, if any, of AMPS held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

                  (B) each Broker-Dealer, using a list of Potential Holders that shall be maintained in good faith for the purpose of conducting a competitive Auction, shall contact Potential Holders, including Persons that are not Existing Holders, on such list to determine the number of Outstanding shares, if any, of AMPS which each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder. For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A) or (B) of this paragraph 13(b)(i) is hereinafter referred to as an "Order" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A) (1) of this paragraph 13(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause
(A)(2) or (B) of this paragraph 13(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A) (3) of this paragraph 13(b)(i) is hereinafter referred to as a "Sell Order".

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

                  (ii) (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                       (1) the number of Outstanding shares of AMPS specified in such Bid if the Applicable Rate determined an such Auction Date shall be less than the rate per annum specified in such Bid; or

                       (2) such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 13(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

                       (3) a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 13(e)(ii)(C) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

                       (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                       (1) the number of Outstanding shares of AMPS specified in such Sell Order; or

                       (2) such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 13(e)(ii)(C) if Sufficient Clearing Bids do not exist.

                       (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                       (1) the number of Outstanding shares of AMPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher then the rate per annum specified in such Bid; or

                       (2) such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 13(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

        (c) Submission of Orders by Broker-Dealers to Auction Agent.

                  (i) Each Broker-Dealer shall submit in writing or through the Auction Agent's Auction Processing System to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

                       (A) the name of the Bidder placing such Order;

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

                  (B) the aggregate number of Outstanding shares of AMPS that are the subject of such Order;

                  (C) to the extent that such Bidder is an Existing Holder:

                  (1) the number of Outstanding shares, if any, of AMPS subject to any Hold Order placed by such Existing Holder;

                  (2) the number of Outstanding shares, if any, of AMPS subject to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and

                  (3) the number of Outstanding shares, if any, of AMPS subject to any Sell Order placed by such Existing Holder; and

                  (D) to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder's Bid.

           (ii) If any rate per annum specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

           (iii) If an Order or Orders covering all of the Outstanding shares of AMPS held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order (in the case of an Auction relating to a Dividend Period which is not a Special Dividend Period) and a Sell Order (in the case of an Auction relating to a Special Dividend Period) to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of AMPS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

           (iv) If one or more Orders on behalf or an Existing Holder covering in the aggregate more than the number of Outstanding shares of AMPS held by such Existing Holder are submitted to the Auction Agent, such Order shall be considered valid as follows and in the following order of priority:

                  (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of AMPS held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of AMPS subject to such Hold Orders exceeds the number of Outstanding shares of AMPS held by such Existing Holder, the number of shares of AMPS subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, will cover exactly the number of Outstanding shares of AMPS held by such Existing Holder;

                  (B) any Bids submitted on behalf of such Existing Holder shall be considered valid, in the ascending order of their respective rates per annum if more than one Bid is submitted on behalf of such Existing Holder, up to and including the excess of the number of Outstanding shares of AMPS held by such Existing Holder over the number of shares of AMPS subject to any Hold Order referred to in paragraph 13 (c)(iv)(A) above (and if more than one Bid submitted on behalf of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of shares that can be the subject of valid Bids after application of paragraph 13(c)(iv)(A) above and of the foregoing portion of this paragraph 13(c)(iv)(B) to any Bid or Bids specifying a lower rate or rates per annum, the number of shares subject to each of such Bids shall be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining number of shares); and the number of shares, if any, subject to Bids not valid under this paragraph 13(c)(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and

                             (C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of AMPS held by such Existing Holder over the number of shares of AMPS subject to Hold Orders referred to in paragraph 13(c)(iv)(A) and Bids referred to in paragraph 13(c)(iv)(B); provided that if more then one Sell Order is submitted on behalf of any Existing Holder and the number of shares of AMPS subject to such Sell Orders is greater than such excess, the number of shares of AMPS subject to each of such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of shares of AMPS equal to such excess.

                   (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate per annum and number of shares of AMPS specified.

             (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

                   (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order"), as the case may be, or as a "Submitted Order" and shall determine:

                             (A) the excess of the total number of Outstanding shares of AMPS over the number of Outstanding shares of AMPS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available AMPS");

                             (B) from the Submitted Orders whether the number of Outstanding shares of AMPS that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

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

                    (1) the number of Outstanding shares of AMPS that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

                    (2) the number of Outstanding shares of AMPS that are subject to Submitted Sell Orders (if such excess or such equality exists (other than because the number of Outstanding shares of AMPS in clauses (1) and (2) above are each zero because all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                    (C) if Sufficient Clearing Bids exist, the lowest rate per annum specified in the Submitted Bids (the "Winning Bid Rate") that if:

                    (1) each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were rejected, thus entitling such Existing Holders to continue to hold the shares of AMPS that are the subject of such Submitted Bids, and

                    (2) each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling the Potential Holders to purchase the shares of AMPS that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum being at least equal to the Available AMPS.

             (ii) Promptly after the Auction Agent has made the determinations pursuant to paragraph 13(d)(i), the Auction Agent shall advise the Corporation of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

                    (A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

                    (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

                    (C) if all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders, that the Dividend Period next succeeding the Auction shall automatically be the same length as the immediately preceding Dividend Period and the Applicable Rate for the next succeeding Dividend Period shall be equal to 90% of the Reference Rate on the date of the Auction.

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

          (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Based on the determinations made pursuant to paragraph 13(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

                 (i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 13(e)(iii) and paragraph 13(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

                       (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding shares of AMPS that are the subject of such Submitted Sell Order or Submitted Bid;

                       (B) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid;

                       (C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;

                       (D) the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid, unless the number of Outstanding shares of AMPS subject to all such Submitted Bids shall be greater than the number of Outstanding shares of AMPS ("Remaining Shares") equal to the excess of the Available AMPS over the number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph 13 (e)(i)(B) and paragraph 13(e) (i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding shares of AMPS, but only in an amount equal to the difference between (1) the number of Outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of AMPS obtained by multiplying (x) the number of Remaining Shares by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the numbers of Outstanding shares of AMPS subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

                       (E) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph

     13(e)(i)(B), paragraph 13(e)(i)(C) and paragraph 13(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of AMPS subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

                   (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of AMPS are subject to Submitted Hold Orders), subject to the provisions of paragraph 13(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                          (A) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid;

                          (B) the Submitted Bid of each Potential Holder specifying any rate per annum, that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding shares of AMPS that are the subject of such Submitted Bid; and

                          (C) the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the aggregate number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph 13(e)(ii)(A) and paragraph 13(e) (ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of AMPS subject to all such Submitted Bids and Submitted Sell Orders.

                   (iii) If, as a result of the procedures described in paragraph 13(e) (i) or paragraph 13(e)(ii), any Existing Holder would be entitled or required to sell, or any potential Holder would be entitled or required to purchase, a fraction of a share of AMPS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of shares of AMPS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that each Outstanding share of AMPS purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole share of AMPS.

                   (iv) If, as a result of the procedures described in paragraph 13(e)(i), any Potential Holder would be entitled or required to purchase less than a whole share of AMPS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate shares of AMPS for purchase among Potential

     Holders so that only whole shares of AMPS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any shares of AMPS on such Auction Date.

                 (v) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding shares of AMPS to be purchased and the aggregate number of the Outstanding shares of AMPS to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of AMPS.

            (f) Miscellaneous. The Corporation may interpret the provisions of this paragraph 13 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not substantially adversely affect the rights of Existing Holders of AMPS. An Existing Holder (i) may sell, transfer or otherwise dispose of shares of AMPS only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 13 or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to the Auction Agent, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and
(ii) except as otherwise required by law, shall have the ownership of the shares of AMPS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. Neither the Corporation nor any affiliate shall submit an Order in any Auction. Any Existing Holder that is an Affiliate shall not sell, transfer or otherwise dispose of shares of AMPS to any Person other than the Corporation. All of the Outstanding shares of AMPS shall be represented by a single certificate registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at the Corporation's option and upon its receipt of such documents as it deems appropriate, any shares of AMPS may be registered in the Stock Register in the name of the Existing Holder thereof and such Existing Holder thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.

     14. Securities Depository; Stock Certificates.

            (a) If there is a Securities Depository, one certificate for all of the shares of Series W-7 AMPS shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Additional certificates may be issued as necessary to represent shares of AMPS. All such certificates shall bear a legend to the effect that such certificates are issued subject to the provisions restricting the transfer of shares of AMPS contained in these Articles Supplementary and each Purchaser's Letter. Unless the Corporation shall have elected, during a Non-Payment Period, to waive this requirement, the Corporation will

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

also issue stop-transfer instructions to the Auction Agent for the shares of AMPS. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no Existing Holder shall receive certificates representing its ownership interest in such shares.

          (b) If the Applicable Rate applicable to all shares of AMPS shall be the Non-Payment Period Rate or there is no Securities Depository, the Corporation may at its option issue one or more new certificates with respect to such shares (without the legend referred to in paragraph 14(a)) registered in the names of the Existing Holders or their nominees and rescind the stop-transfer instructions referred to in paragraph 14(a) with respect to such shares.

     IN WITNESS WHEREOF, THE FIRST COMMONWEALTH FUND, INC. has caused these presents to be signed in its name and on its behalf by a duly authorized officer, and its corporate seal to be hereunto affixed and attested by its Assistant Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation, and state under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts herein set forth with respect to approval are true in all material respects, all on July 24, 1992.


                             THE FIRST COMMONWEALTH FUND, INC.

                             By:  /s/ Margaret A. Bancroft, attorney in-fact for
                                  ------------------------
                                  Name: Laurence S. Freedman
                                  Title: President

Attest:

/s/ Margaret A. Bancroft
------------------------
Margaret A. Bancroft
Assistant Secretary

                                       68